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                                                                  EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                 SWISS RE LIFE & HEALTH AMERICA HOLDING COMPANY,

                                SW HOLDINGS INC.,

                                       AND

                        SOUTHWESTERN LIFE HOLDINGS, INC.










                           DATED AS OF APRIL 26, 2001






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                                TABLE OF CONTENTS

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
ARTICLE I    DEFINITIONS.........................................................................................2

         Section 1.1      Definitions............................................................................2

         Section 1.2      Other Definitions......................................................................5

ARTICLE II   THE OFFER AND MERGER................................................................................7

         Section 2.1      The Offer..............................................................................7

         Section 2.2      Company Actions........................................................................9

         Section 2.3      Boards of Directors and Committees; Section 14(f) of Exchange Act.....................10

         Section 2.4      The Merger............................................................................11

         Section 2.5      Closing...............................................................................11

         Section 2.6      Effective Time........................................................................11

         Section 2.7      Certificate of Incorporation..........................................................12

         Section 2.8      Bylaws................................................................................12

         Section 2.9      Directors.............................................................................12

         Section 2.10     Officers..............................................................................12

         Section 2.11     Effect on Company Capital Stock.......................................................12

         Section 2.12     Effect on Capital Stock of Purchaser..................................................13

         Section 2.13     Payment for Shares in the Merger; Company Stock Options...............................13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................15

         Section 3.1      Organization and Qualification........................................................15

         Section 3.2      Authorization.........................................................................16

         Section 3.3      No Violation..........................................................................16

         Section 3.4      Capitalization........................................................................17

         Section 3.5      Subsidiaries..........................................................................17

         Section 3.6      Consents and Approvals................................................................18

         Section 3.7      Financial Statements; Reserves........................................................18

         Section 3.8      Absence of Undisclosed Liabilities....................................................20

         Section 3.9      Absence of Certain Changes............................................................20

         Section 3.10     Litigation............................................................................21

         Section 3.11     Property; Liens and Encumbrances......................................................21
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         Section 3.12     Certain Agreements....................................................................22

         Section 3.13     Employee Benefit Plans................................................................23

         Section 3.14     Taxes.................................................................................25

         Section 3.15     Compliance with Applicable Law; Permits; Policies.....................................29

         Section 3.16     Opinion of Financial Advisor..........................................................31

         Section 3.17     Proprietary Rights....................................................................31

         Section 3.18     Insurance.............................................................................31

         Section 3.19     Environmental Matters.................................................................32

         Section 3.20     [Intentionally Left Blank]............................................................32

         Section 3.21     Claims for Indemnification............................................................32

         Section 3.22     Insurance and Reinsurance.............................................................33

         Section 3.23     Labor Matters.........................................................................33

         Section 3.24     Affiliate Transactions................................................................34

         Section 3.25     Bonuses...............................................................................34

         Section 3.26     [Intentionally Left Blank]............................................................34

         Section 3.27     Brokers' Fees and Commissions.........................................................34

         Section 3.28     Broker Dealer Matters.................................................................35

         Section 3.29     Separate Accounts.....................................................................35

         Section 3.30     Takeover Statutes.....................................................................35

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT...........................................................35

         Section 4.1      Organization, Qualifications and Operations...........................................35

         Section 4.2      Authorization.........................................................................36

         Section 4.3      No Violation..........................................................................36

         Section 4.4      Consents and Approvals................................................................36

         Section 4.5      Brokers...............................................................................36

         Section 4.6      Sufficient Funds......................................................................36

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................37

         Section 5.1      Organization, Qualifications and Operations...........................................37

         Section 5.2      Capital Structure.....................................................................37

         Section 5.3      Authorization.........................................................................37
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         Section 5.4      No Violation..........................................................................37

         Section 5.5      Consents and Approvals................................................................38

         Section 5.6      Brokers...............................................................................38

         Section 5.7      No Prior Activities...................................................................38

ARTICLE VI   ADDITIONAL AGREEMENTS..............................................................................38

         Section 6.1      Preparation of Proxy Statement........................................................38

         Section 6.2      Company Stockholder Approval..........................................................39

         Section 6.3      Access to Information; Confidentiality................................................40

         Section 6.4      Public Announcements..................................................................41

         Section 6.5      Acquisition Proposals.................................................................41

         Section 6.6      Consents, Approvals and Filings.......................................................43

         Section 6.7      Indemnification of Officers and Directors.............................................43

         Section 6.8      [Intentionally Left Blank]............................................................44

         Section 6.9      Post-Signing Financial Statements.....................................................44

         Section 6.10     Employee Matters......................................................................45

         Section 6.11     Repayment of Indebtedness.............................................................45

         Section 6.12     Takeover Statutes.....................................................................45

         Section 6.13     Notice, Efforts to Remedy.............................................................45

ARTICLE VII  COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER..........................................46

         Section 7.1      Conduct of Businesses of the Company..................................................46

         Section 7.2      Management of the Subsidiaries and the Insurance Companies............................48

         Section 7.3      Other Actions.........................................................................48

ARTICLE VIII CONDITIONS PRECEDENT...............................................................................48

         Section 8.1      Conditions to Each Party's Obligation to Effect the Merger............................48

         Section 8.2      Conditions to Obligations of Parent...................................................49

         Section 8.3      Conditions to Obligations of the Company..............................................50

         Section 8.4      Exceptions............................................................................50

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER..................................................................50

         Section 9.1      Termination...........................................................................50
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         Section 9.2      Effect of Termination.................................................................51

         Section 9.3      Amendment.............................................................................52

         Section 9.4      Extension; Consent; Waiver............................................................52

         Section 9.5      Procedure for Termination, Amendment, Extension, Consent or Waiver....................52

ARTICLE X    SURVIVAL OF PROVISIONS.............................................................................53

         Section 10.1     Survival..............................................................................53

ARTICLE XI   NOTICES............................................................................................53

         Section 11.1     Notices...............................................................................53

ARTICLE XII  MISCELLANEOUS......................................................................................54

         Section 12.1     Entire Agreement......................................................................54

         Section 12.2     Expenses..............................................................................54

         Section 12.3     Counterparts..........................................................................54

         Section 12.4     No Third Party Beneficiary............................................................55

         Section 12.5     Governing Law.........................................................................55

         Section 12.6     Assignment; Binding Effect............................................................55

         Section 12.7     Headings, Gender, Etc.................................................................55

         Section 12.8     Invalid Provisions....................................................................55

         Section 12.9     No Recourse Against Others............................................................55

         Section 12.10    Parent Guarantee......................................................................56
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                          AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of April 26, 2001, by and among Swiss Re Life & Health America Holding Company, a Delaware corporation ("PARENT"), SW Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("PURCHASER"), and Southwestern Life Holdings, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

       WHEREAS, Parent owns all the issued and outstanding common stock, par value $0.01 per share, of Purchaser;

       WHEREAS, Parent desires to acquire all of the issued and outstanding common stock of the Company, par value $0.01 per share (the "SHARES" or "COMPANY COMMON STOCK");

       WHEREAS, in furtherance of such acquisition, Purchaser shall commence a cash tender offer (the "OFFER") to purchase all of the outstanding Shares at a price of $18.50 per share (the "OFFER PRICE"), net to the seller in cash, in accordance with the terms of this Agreement and the Offer;

       WHEREAS, the Board of Directors of the Company has unanimously approved the making of the Offer and resolved to recommend that holders of Shares tender such Shares in the Offer;

       WHEREAS, in connection with the Offer and this Agreement, Parent and Purchaser have entered into a Voting and Tender Agreement, dated as of the date hereof, with the Company and certain stockholders of the Company pursuant to which, among other things, such stockholders have agreed to tender their Shares in the Offer;

       WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved this Agreement and declared its advisability and approved the merger of Purchaser with and into the Company (the "MERGER") following the consummation of the Offer, with the Company continuing as the Surviving Corporation (as defined herein) in the Merger, all in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and terms and conditions of this Agreement;

       WHEREAS, as a result of the Merger, the Company, as the Surviving Corporation, would become a direct wholly owned subsidiary of Parent, and the separate corporate existence of Purchaser would cease;

       WHEREAS, the Boards of Directors of Parent, Purchaser, and the Company believe the Offer and Merger is in the best interests of their respective stockholders;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

SECTION 1.1  DEFINITIONS.

       "ACQUISITION PROPOSAL" means any proposal or offer, other than a proposal or offer by (i) Parent or any of its Affiliates or (ii) by any Affiliate of the Company, for (a) any merger, consolidation, share exchange, business combination or other similar transaction (including reinsurance) with the Company or any Subsidiary, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets, liabilities or policies (including through reinsurance) of the Company or any Subsidiary, in a single transaction or series of transactions (whether related or unrelated), (c) any tender offer or exchange offer for 20% or more of the then-outstanding shares of any class of the Company's common stock or any class of the Company's debt securities or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, (d) the acquisition after the date of this Agreement by any third party of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d)(3) of the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the then-outstanding shares of any class of the Company's common stock or any class of the Company's debt securities or
(e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

       "AFFILIATE" means, as to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

       "ANNUAL STATEMENT" means, with respect to a referenced Person, the annual statement of such Person filed with or submitted to the insurance regulatory authority in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such authority.

       "BYLAWS" means, with respect to a Person other than a natural person, the bylaws or other comparable document adopted by such Person, under the laws of the jurisdiction in which such Person is organized, to govern the operation of such Person with respect to matters not specifically addressed in such Person's Certificate of Incorporation.

       "CERTIFICATE OF INCORPORATION" means, with respect to a Person other than a natural person, the certificate or articles of incorporation or other comparable document required to establish the existence of such Person under the laws of the jurisdiction in which such Person is organized.

       "CODE" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

       "COMPANY MATERIAL ADVERSE EFFECT" means a materially adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any change, circumstance or effect relating (i) to the economy or financial markets in general, (ii) to changes in general political or regulatory conditions in the United States,
(iii) generally to the industries in which such entity operates and not specifically relating to such entity or (iv) to or resulting from the announcement or pendency of the Offer, Merger or other transactions contemplated by this Agreement.

       "DISCLOSURE LETTER" means the Disclosure Letter, dated the date of this Agreement, and delivered by the Company to Parent and Purchaser concurrently with the execution and delivery of this Agreement.

       "EMPLOYEES" means those current employees of the Company and the Subsidiaries, in each case as listed on Section 1.1 of the Disclosure Letter, and any other employees of the Company or the Subsidiaries performing services primarily for the Company or the Subsidiaries who are hired between the date hereof and the Closing Date.

       "ENVIRONMENTAL LAWS" means all applicable federal, state, provincial or local laws (including but not limited to federal and state common law), statutes, codes, rules or regulations relating to the environment, natural resources, and pollution including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time (HMTA), the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., as amended from time to time (RCRA), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended from time to time (FWPCA), the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time (CAA), and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time (TSCA).

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government.

       "HAZARDOUS MATERIALS" means (i) any wastes, substances, or materials which are defined as "hazardous material," "hazardous waste," "hazardous substance," "toxic material" or other similar designations in, or otherwise subject to regulation under, any applicable Environmental Laws; (ii) petroleum or petroleum byproducts; (iii) friable asbestos and/or any material which contains friable asbestos; and (iv) electrical equipment containing polychlorinated biphenyls (PCBs) in excess of 50 parts per million.

       "INSURANCE COMPANIES" means SWLIC and PLAIC.

       "NASDAQ" means The Nasdaq Stock Market, Inc.



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

       "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

       "PHASE III TAXES" means Taxes imposed under Section 815 of the Code.

       "PLAIC" means Pacific Life and Accident Insurance Company, a Texas corporation and indirect wholly owned subsidiary of the Company.

       "QUARTERLY STATEMENT" means, with respect to a referenced Person, the quarterly statement of such Person submitted to the insurance regulatory authority in the state in which such Person is domiciled on forms prescribed or permitted by such authority.

       "RELEASE" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, release, or threatened release of Hazardous Materials into the environment.

       "SAP" means the statutory accounting practices required or permitted by the National Association of Insurance Commissioners or the insurance regulatory authority in the jurisdiction of domicile of the referenced Person.

       "SUBSIDIARY" means, as to the Company, any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person is owned, directly or indirectly, by the Company.

       "SUPERIOR PROPOSAL" means an Acquisition Proposal that the Company Board has determined in good faith, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and that the Company Board believes in good faith, after consultation with an outside financial advisor, would, if consummated, result in a transaction more favorable from a financial point of view than the transaction proposed by this Agreement.

       "SWLIC" means Southwestern Life Insurance Company, a Texas corporation and indirect wholly owned subsidiary of the Company.

       "TAXES" means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer, and gains taxes, Phase III Taxes, and customs duties.

       "TAX RETURNS" means any report, return, declaration, claim for refund, information report or filing, or any other return or statement required to be supplied to a taxing



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authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

       "WARN" means the Worker Adjustment and Retraining Notification Act of 1988 and any similar state, local or layoff statute.

   SECTION 1.2 OTHER DEFINITIONS. When used in this Agreement, the following terms shall have the meanings ascribed to them in the Sections noted below:

TERM                                                            DEFINED IN
----                                                            ----------
Advisers Act                                                    Section 3.7(a)(iii)
Agent Compensation                                              Section 3.15(e)
Aggregate Merger Consideration                                  Section 2.11(a)
Agreement                                                       Preamble
Benefit Plans                                                   Section 3.13(a)
Closing                                                         Section 2.5
Closing Date                                                    Section 2.5
Company                                                         Preamble
Company Board                                                   Section 2.1(b)
Company Common Stock                                            Recitals
Company Financial Statements                                    Section 3.7(b)
Company SEC Documents                                           Section 3.7(a)
Company Stock Options                                           Section 2.11(d)
Company Stockholder Approval                                    Section 6.2(a)
Company Stockholder Meeting                                     Section 6.2(a)
Company Stockholders                                            Section 6.1(a)
Continuing Directors                                            Section 2.3(a)
D & O Insurance                                                 Section 6.7(b)
Deposit                                                         Section 3.15(i)
Delaware Secretary of State                                     Section 2.6
DGCL                                                            Recitals
Dissenting Shares                                               Section 2.11(c)
DOJ                                                             Section 3.6
Effective Time                                                  Section 2.6
ERISA                                                           Section 3.13(a)
ERISA Affiliate                                                 Section 3.13(f)
Exchange Act                                                    Section 2.1(a)
Fairness Opinion                                                Section 3.16
Final Date                                                      Section 9.1(b)(ii)
Financial Advisor                                               Section 2.2(a)
GAAP                                                            Section 3.7(b)
HSR Act                                                         Section 3.6
Indemnified Parties                                             Section 6.7(b)
Insurance Approvals                                             Section 3.6
Intellectual Property                                           Section 3.17
Investment Company Act                                          Section 3.7(a)
IRS                                                             Section 3.13(d)

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
TERM                                                            DEFINED IN
----                                                            ----------
Leased Properties                                               Section 3.11(b)
Liens                                                           Section 3.11(b)
Litigation                                                      Section 3.10
Material Breach                                                 Section 9.1(b)(iv)
Material Contract                                               Section 3.12(a)
MEC                                                             Section 3.14(x)
Merger                                                          Recitals
Merger Consideration                                            Section 2.11(a)
Minimum Condition                                               Section 2.1(a)
Offer                                                           Recitals
Offer Documents                                                 Section 2.1(c)
Offer Price                                                     Recitals
Owned Properties                                                Section 3.11(b)
Parent                                                          Preamble
Parent Approvals                                                Section 4.4
Parent Material Adverse Effect                                  Section 4.1
Paying Agent                                                    Section 2.13(a)
Payment Fund                                                    Section 2.13(a)
PBGC                                                            Section 3.13(f)
Post-Signing Financial Statements                               Section 6.9
Post-Signing GAAP Financial Statements                          Section 6.9
Post-Signing SAP Financial Statements                           Section 6.9
Potential Acquiror                                              Section 6.5(a)
Preferred Stock                                                 Section 3.4(a)
Proxy Statement                                                 Section 6.1(a)
Purchaser                                                       Section 2.13(a)
Purchaser Approvals                                             Section 5.5
Purchaser Shares                                                Section 2.11(b)
Recapitalization Effective Date                                 Section 3.9
Reinsurance Agreements                                          Section 3.22(a)
Representatives                                                 Section 6.3
Required Permits                                                Section 3.15(b)
SAP Financial Statements                                        Section 3.7(c)
Schedule 14D-9                                                  Section 2.2(b)
Section TO                                                      Section 2.1(c)
SEC                                                             Section 2.1(b)
Securities Act                                                  Section 3.7(a)(iii)
Securities Laws                                                 Section 3.7(a)(iii)
Separate Accounts                                               Section 3.29
Shares                                                          Recitals
Surviving Corporation                                           Section 2.4
SWLIC                                                           Section 1.1
Takeover Statutes                                               Section 3.30
Tax Attributes                                                  Section 3.14(dd)
Termination Amount                                              Section 9.2(c)

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
TERM                                                            DEFINED IN
----                                                            ----------
Transaction Bonus                                               Section 3.25
Treasury Shares                                                 Section 2.11(b)

                                   ARTICLE II

                              THE OFFER AND MERGER

       SECTION 2.1 THE OFFER.

              (a) Provided that this Agreement shall not have been terminated and subject to the terms hereof, within ten (10) business days after the public announcement of the execution hereof by the parties, Purchaser shall (and Parent shall cause Purchaser to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), the Offer for all of the Shares, at the Offer Price. The obligation of Purchaser to accept for payment and to pay for any Shares tendered (and the obligation of Parent to cause Purchaser to accept for payment and to pay for any Shares tendered) shall be subject only to (i) the condition that at least a majority of Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested Company Stock Options (as defined in Section 3.4(a) and unvested Company Stock Options that vest (or upon consummation of the Offer will vest) prior to the Final Date (as defined in
Section 9.1), but excluding any Shares held by the Company or any of its subsidiaries) be validly tendered and not withdrawn prior to the expiration of the Offer or otherwise already be beneficially owned by Parent or Purchaser (the "MINIMUM CONDITION"), and (ii) the satisfaction or the waiver by Purchaser of the other conditions set forth in Annex A. Purchaser expressly reserves the right to waive any such condition, to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided, however, that unless previously approved by the Company in writing, no change may be made that
(i) decreases the Offer Price, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to those set forth in Annex A, (v) amends the conditions set forth in Annex A to broaden the scope of such conditions, (vi) amends any other term of the Offer in a manner adverse to the holders of the Shares, (vii) extends the Offer except as provided in Section 2.1(b), or (viii) amends or waives the Minimum Condition. It is agreed that the conditions set forth in Annex A are for the sole benefit of Parent and Purchaser and may be waived by Parent and Purchaser, in whole or in part, at any time and from time to time, in their sole discretion, other than the Minimum Condition, as to which prior written approval of the Company is required. The failure by Parent and Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. The Company agrees that no Shares held by the Company or any of its Subsidiaries will be tendered in the Offer.

              (b) Subject to the terms and conditions hereof, the Offer shall expire at midnight, New York City time, on the date that is twenty-five (25) business days after the date the Offer is commenced; provided, however, that without the consent of the Company's Board of Directors (the "COMPANY BOARD"), Purchaser may (i) from time to time extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived;
(ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; or (iii) extend the Offer for any reason on one or more occasions for an aggregate period of not more than ten
(10) business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence if on such expiration date there shall not have been tendered at least ninety percent (90%) of the outstanding Shares; provided, further, that in no event shall the Offer expire prior to the close of business on June 15, 2001. Parent and Purchaser agree that, if any one or more of the conditions to the Offer set forth on Annex A are not satisfied and none of the events set forth in paragraphs (a) through (f) of Annex A that would permit Purchaser not to accept tendered Shares for payment has occurred and is continuing at the time of any scheduled expiration date of the Offer, then, provided, that such conditions are reasonably capable of being satisfied, Purchaser shall extend the Offer from time to time unless any such condition is no longer reasonably capable of being satisfied or any such event has occurred; provided, however, that in no event shall Purchaser be required to extend the Offer beyond the Final Date. Purchaser may provide a "subsequent offering period" (as contemplated by Rule 14d-11 of the Exchange Act) of not less than three business days following its acceptance of and payment for the Shares in the Offer. Subject to the terms and conditions of the Offer and this Agreement, Purchaser shall (and Parent shall cause Purchaser to) accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Purchaser becomes obligated to accept for payment and pay for pursuant to the Offer, as promptly as practicable after the expiration of the Offer; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall Purchaser accept for payment and pay for Shares in the Offer prior to June 15, 2001.

              (c) As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the "SCHEDULE TO") with respect to the Offer. The Schedule TO shall contain as an exhibit or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement. Parent and Purchaser agree that they shall cause the Schedule TO, the Offer to Purchase and all amendments or supplements thereto (which together constitute the "OFFER DOCUMENTS") to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable laws. Parent and Purchaser further agree that the Offer Documents, on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Purchaser with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that the information provided by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Purchaser and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent and Purchaser agree to provide in writing to the Company and its counsel any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

              (d) Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any of the Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

       SECTION 2.2   COMPANY ACTIONS.

              (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) after evaluating the Merger, unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are at a price and on terms that are fair to and are otherwise in the best interests of the Company and its stockholders; (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects; and (iii) unanimously resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement. To the extent that such recommendation is not withdrawn in accordance with Section 6.5 hereof, the Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company also represents that the Company has received the opinion of Dresdner Kleinwort Wasserstein, Inc., financial advisor to the Company Board (the "FINANCIAL ADVISOR"), to the effect that, as of the date of this Agreement, the Offer Price and the Merger Consideration to be received by the holders of the Company Common Stock, other than Parent and its Affiliates, pursuant to the Offer and the Merger is fair, from a financial point of view, to such holders. The Company has been authorized by the Financial Advisor to permit the inclusion in its entirety of its opinion (or a reference thereto, subject to prior review and approval by the Financial Advisor) in the Offer to Purchase, the Schedule 14D-9 and the Proxy Statement, as applicable.

              (b) The Company shall file with the SEC, concurrently with the filing of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "SCHEDULE 14D-9") containing the recommendations described in Section 2.2(a) and shall cause the Schedule 14D-9 to be mailed to the stockholders of the Company, together with the Offer Documents, as soon as practicable after the commencement of the Offer. The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable law. The Company further agrees that the Schedule 14D-9, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the

Company with respect to information supplied by Parent or Purchaser in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9. Parent and Purchaser agree that the information provided by them specifically in writing for inclusion or incorporation by reference in the Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and Purchaser agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC. The Company agrees to provide in writing to Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

              (c) In connection with the Offer, the Company shall, or shall cause its transfer agent, promptly following a request by Parent, to, furnish Parent with such information, including updated lists of the stockholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will destroy, and will use their reasonable efforts to cause their agents to destroy, all copies and any extracts or summaries from such information then in their possession or control.

       SECTION 2.3 BOARDS OF DIRECTORS AND COMMITTEES; SECTION 14(f) OF EXCHANGE ACT.

              (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer and from time to time thereafter, if the Minimum Condition has been met, and subject to the second to last sentence of this Section 2.3(a), Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Company Board as will give Parent representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 2.3) and the percentage that the number of Shares owned by Parent, Purchaser and their Affiliates bears to the total number of outstanding Shares. The Company shall use its best efforts to, upon request by Parent, promptly, at the Company's election, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected or appointed to the Company Board and to cause Parent's designees to be so elected or appointed. At such times, and subject to the second to last sentence of this Section 2.3(a), the Company shall use its best efforts to cause the individuals designated by Parent to constitute the same percentage as such individuals represent on the Company Board of (i) each committee of the Company Board (other than any committee of the Company Board established to take action under this Agreement), (ii) each Board of Directors of each Subsidiary (subject to applicable law) and (iii) each committee of each such Board of Directors. Notwithstanding the foregoing, the Company shall use its best efforts to ensure that two of the members of the Company Board as of the date hereof and who are not officers of the Company or Affiliates of Parent (the "CONTINUING DIRECTORS") shall remain members of such Board until the Effective Time (as defined below). If a Continuing Director resigns from, or no longer serves on, the Company Board, Parent, Purchaser and the Company shall permit the remaining Continuing Director or Directors to appoint the resigning Director's successor who shall be deemed to be a Continuing Director.

              (b) The Company's obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 2.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section
2.3. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such section and Rule.

              (c) Following the date of the election or appointment of Parent's designees to the Company Board pursuant to this Section 2.3 and prior to the Effective Time, if there shall be any Continuing Directors, (i) any amendment of this Agreement or any termination of this Agreement by the Company,
(ii) any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or any waiver of any of the Company's rights hereunder or (iii) any other determination with respect to any action to be taken or not to be taken by the Company relating to this Agreement, will require the concurrence of a majority of such Continuing Directors.

       SECTION 2.4 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 2.6), Purchaser shall merge with and into the Company in accordance with the DGCL. Also at the Effective Time, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") in accordance with the DGCL and with all the rights, privileges, properties, franchises, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the DGCL. The Merger shall have the effects set forth in the DGCL (including, without limitation, Section 259 of the DGCL).

       SECTION 2.5 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m., local time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VIII shall be fulfilled or waived in accordance with this Agreement (the "CLOSING DATE"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another date, time or place is agreed to by the parties hereto.

       SECTION 2.6 EFFECTIVE TIME. The parties hereto shall file with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") on the Closing Date (or on such other date as the parties may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time specified in such certificate of merger (the "EFFECTIVE TIME").

       SECTION 2.7 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Purchaser in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by the DGCL.

       SECTION 2.8 BYLAWS. The Bylaws of Purchaser in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation after the Effective Time until thereafter amended in accordance with their terms and as provided by the DGCL.

       SECTION 2.9 DIRECTORS. The directors of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws, as in effect following the Effective Time.

       SECTION 2.10 OFFICERS. The officers of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws, as in effect following the Effective Time.

       SECTION 2.11 EFFECT ON COMPANY CAPITAL STOCK.

               (a) Outstanding Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares or Shares cancelled in accordance with Section 2.11(b) below) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Parent net cash in an amount equal to $18.50 per share (the "MERGER CONSIDERATION"). The aggregate amount of cash to be paid to holders of Shares in accordance with this Section 2.11(a), together with the aggregate amount of cash to be paid to holders of Company Stock Options in accordance with Section 2.11(d),is referred to herein as the "AGGREGATE MERGER CONSIDERATION."

               (b) Treasury Shares; Purchaser Shares. Each Share that is held as a treasury share by the Company at the Effective Time (collectively, the "TREASURY SHARES") and each Share owned by Parent or Purchaser (whether purchased in the Offer or otherwise) (the "PURCHASER SHARES"), shall, by virtue of the Merger and without any action on the part of the Company or Parent, be cancelled and retired and cease to exist, without any conversion thereof.

               (c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, each Share that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder who has properly exercised and perfected appraisal rights under the provisions of the DGCL (collectively, "DISSENTING SHARES"), shall not be converted into or exchangeable for the right to receive the Merger Consideration, but shall instead entitle the holder thereof to receive payment therefor as shall be determined pursuant to the provisions of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the DGCL, each Share of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration in accordance with Section 2.11(a), and such shares shall no longer be Dissenting Shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal of Shares received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

               (d) Company Stock Options. Effective as of the Effective Time, the Company shall take all necessary action, including obtaining the consent of the individual option holders, if necessary, to cancel, at the Effective Time, each option to purchase Shares (each, a "COMPANY STOCK OPTION") that is outstanding and unexercised, whether or not vested and exercisable as of such date. As consideration therefor, each holder of a cancelled Company Stock Option shall be entitled to be paid by the Surviving Corporation at Closing, with respect to each Share subject to a Company Stock Option, an amount in cash equal to the excess, if any, of $18.50 (or any such higher price paid to holders of Shares in the Offer or Merger) over the applicable exercise price of such Company Stock Option. The right to cash payments pursuant to this Section 2.11(d) to holders of Company Stock Options in settlement of the cancellation of Company Stock Options shall be made with respect to all outstanding Company Stock Options at the Effective Time, regardless of whether any such Company Stock Option was fully vested or exercisable at such time.

               (e) Impact of Stock Splits, etc. In the event of any change in Shares between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration for each outstanding Share, as provided in this Agreement, shall be appropriately adjusted to take into account such change in the Shares.

       SECTION 2.12 EFFECT ON CAPITAL STOCK OF PURCHASER. Each share of common stock, $0.01 par value per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, $0.01 par value, of the Surviving Corporation, and such shares shall, collectively, represent all of the issued and outstanding capital stock of the Surviving Corporation, following the Effective Time.

       SECTION 2.13 PAYMENT FOR SHARES IN THE MERGER; COMPANY STOCK OPTIONS.

               (a) Paying Agent. At or immediately prior to the Effective Time, Parent shall deposit with a bank or trust company selected by Parent and reasonably satisfactory to the Company (the "PAYING AGENT"), for the benefit of the holders of Shares (other than Treasury Shares, Purchaser Shares and Dissenting Shares) and holders of Company Stock Options, cash in immediately available same-day funds in an amount equal to the Aggregate Merger Consideration (the "PAYMENT FUND").

               (b) Exchange Procedures for Shares. As soon as practicable after the Effective Time, each holder of a certificate or certificates (which have not been cancelled or retired) which prior thereto represented Shares shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to receive for each Share surrendered the Merger Consideration pursuant to Section 2.11(a). The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If any Merger Consideration is to be delivered to any person other than the person in whose name the certificate or certificates representing the Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or of its transfer agent of certificates representing Shares, and if any such certificates are presented to the Surviving Corporation, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.13(b), each certificate representing Shares (other than certificates representing Dissenting Shares, or Treasury Shares or Purchaser Shares to be cancelled in accordance with the terms of Section 2.11(c) of this Agreement) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration without any interest thereon, as contemplated by Section 2.11(a).

               (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), Parent shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares , which have been converted pursuant to Section 2.11(a), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing Shares to the Paying Agent, and which shall be in such form and have such provisions as Parent reasonably may specify) and instructions for use in surrendering such certificates and receiving the relevant Merger Consideration to which such holder shall be entitled therefor pursuant to Section 2.11(a).

               (d) No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares (other than Dissenting Shares, Treasury Shares or Purchaser Shares) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, subject, however, to Parent's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on the Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

               (e) Payment in Respect of Company Stock Options. At or promptly following the Effective Time, Parent and the Company shall deliver to the Paying Agent a schedule showing the name of all former holders of Company Stock Options and the amounts due to each such holder pursuant to Section 2.11(d), a copy of which is included as Section 2.13(e) of the Disclosure Letter. The Paying Agent shall promptly deliver that portion of the Aggregate Merger Consideration to holders of Company Stock Options in accordance with such schedule.

               (f) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of certificates representing Shares or holders of Company Stock Options for 240 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II and holders of Company Stock Options shall thereafter look only to Parent and only as general creditors thereof for payment of their claims for any Merger Consideration or payments in respect of Company Stock Options.

               (g) No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time, or any payments shall not have been made to former holders of Company Stock Options in accordance with Section 2.13(e) above at such time, (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Authority) any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (h) Withholding of Tax. Parent shall be entitled to deduct and withhold from the Merger Consideration or payments in respect of Company Stock Options otherwise payable pursuant to this Agreement to any former holder of Shares or Company Stock Options such amount as Parent (or any affiliate thereof) or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares or Company Stock Options in respect of which such deduction and withholding was made by Parent.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Purchaser as follows:

       SECTION 3.1 ORGANIZATION AND QUALIFICATION.

               (a) The Company and each of the Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which as to the Company is Delaware and each such other company is set forth opposite its name in Section 3.5(a) of the Disclosure Letter), with all requisite corporate, partnership or limited liability company, as applicable, power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company has delivered or made available to Parent a true and complete copy of the Certificate of Incorporation and Bylaws (or similar organizational documents) of the Company and each of the Subsidiaries.

               (b) The Company and each of the Subsidiaries is qualified or licensed to do business as a foreign corporation or extra-provincial corporation and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

               (c) Each Insurance Company is domiciled in its jurisdiction of incorporation, is not deemed to be domiciled in any other jurisdiction, and is licensed to write the types of insurance shown in Section 3.1(c) of the Disclosure Letter in the jurisdictions shown in such Section, which are all the types of insurance issued by each such Insurance Company and all the jurisdictions in which each such Insurance Company writes such insurance. Except as set forth in Section 3.1(c) of the Disclosure Letter, no such license is the subject of a proceeding for suspension or revocation or any similar proceedings and, to the knowledge of the Company, there is no pending threat of such suspension or revocation by any licensing authority.

       SECTION 3.2 AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the board of directors of the Company (the "COMPANY BOARD") and no other corporate action on the part of the Company, other than matters related to obtaining the Company Stockholder Approval (if required by the DGCL or other applicable law), is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

       SECTION 3.3 NO VIOLATION. Except as set forth in Section 3.3 of the Disclosure Letter, none of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the

Certificate of Incorporation or Bylaws (or similar organizational documents) of the Company or any of the Subsidiaries, (b) violate or conflict with or result in a violation or breach of, or constitute a default or give rise to any right of termination or acceleration (with or without due notice or lapse of time or both) or result in the acceleration of any payments under the terms, conditions or provisions of any Material Contract (as defined in Section 3.12(a)), (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to the Company or any of the Subsidiaries or any of their respective assets or (d) result in the creation of any Lien upon any of the assets of the Company or the Subsidiaries (other than any Liens created by Parent), except in the case of clauses (c) and (d) above, for those violations, conflicts, breaches, defaults, accelerations and Liens which would not be expected to have a Company Material Adverse Effect.

       SECTION 3.4 CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share ("PREFERRED STOCK"). As of the date hereof, (i) 9,059,000 shares of Company Common Stock are issued and outstanding and (ii) no shares of Preferred Stock are issued and outstanding. Company Stock Options to purchase up to 735,200 shares of Company Common Stock are outstanding as of the date hereof. Section 3.4(a) of the Disclosure Letter sets forth a complete and accurate description of the holder, term and exercise price of each Company Stock Option. All of the issued and outstanding shares of Company Common Stock have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. All of the shares of Company Common Stock to be issued upon exercise of the Company Stock Options will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights.

               (b) Except as set forth in Section 3.4(b) of the Disclosure Letter and the Company Stock Options, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company, (ii) agreements or commitments obligating the Company to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on transfer of any shares of capital stock of the Company (other than pursuant to this Agreement or applicable laws or regulations of any Governmental Authority) or (iv) to the Company's knowledge, voting or similar shareholder agreements relating to any shares of capital stock of the Company.

               (c) Except as set forth in Sections 3.4(c) or 3.5(a) of the Disclosure Letter, the Company does not own, directly or indirectly, 5% or more of the outstanding voting securities of, or otherwise possess, directly or indirectly, the power to direct or cause the direction of the management or policies, of any Person (except as may be held in the ordinary course of business in the investment portfolios of the Insurance Companies).

         SECTION 3.5 SUBSIDIARIES.

                  (a)      Section 3.5(a) of the Disclosure Letter sets forth
(i) the names of all Subsidiaries and their respective jurisdictions of organization and (ii) if a corporation, the name and number of all authorized, issued and outstanding shares of capital stock of each Subsidiary.

                  (b) All of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and are owned of record and beneficially by the entities named in Section 3.5(a) of the Disclosure Letter, free and clear of any Liens except as set forth in Section 3.5(a) of the Disclosure Letter.

                  (c) Except as set forth in Section 3.5(c) of the Disclosure Letter, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Subsidiaries to issue any additional shares of capital stock or other equity interests of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or equity interests, (ii) agreements or commitments obligating any such Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests, (iii) restrictions on the transfer of any shares of capital stock or other equity interests of any such Subsidiary (other than pursuant to this Agreement or applicable laws or regulations of any Governmental Authority) or (iv) voting or similar shareholder agreements relating to any shares of capital stock or other equity interests of any such Subsidiary.

                  (d) Except for the Insurance Companies, and except as set forth in Section 3.5(d) of the Disclosure Letter, none of the Subsidiaries is regulated or required to be regulated as an insurance company.

         SECTION 3.6 CONSENTS AND APPROVALS. Except as set forth in Section 3.6 of the Disclosure Letter, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or any other Person is necessary for the consummation by the Company of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations with (i) the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the insurance department of the State of Texas and those state insurance departments listed in Section 3.6 of the Disclosure Letter (the "INSURANCE APPROVALS"), (iii) the SEC and (iv) the Company Stockholder Approval, to the extent required under the DGCL and other applicable law, and (b) consent of any counterparty to any agreement or contract that is not a Material Contract.

         SECTION 3.7 FINANCIAL STATEMENTS; RESERVES.

                  (a) The Company has previously delivered or made available to Parent true and complete copies of the following (the "COMPANY SEC DOCUMENTS"):

         (i) The annual reports on Form 10-K for the Company for the years ended December 31, 1999 and 2000 as filed with the SEC;

         (ii) Each quarterly report on Form 10-Q for the Company for the quarters ended March 31, June 30 and September 30, 2000; and

         (iii) each other report, registration statement, proxy statement or other filing filed with the SEC or any other Governmental Authority by the Company (including its predecessors) or any Subsidiary since the Recapitalization Effective Date pursuant to (A) the Securities Act of 1933, as amended (the "SECURITIES ACT"), (B) the Exchange Act, (C) the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), (D) the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), or (E) any other applicable federal securities laws (the foregoing (A) through (E) referred to collectively herein as the "SECURITIES LAWS").

                  (b) The Company SEC Documents constitute all forms, reports, schedules, statements and other documents required by the Securities Laws to be filed by the Company or any Subsidiary with the SEC since the Recapitalization Effective Date. The Company SEC Documents, including the financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, complied in all material respects with the applicable requirements of the Securities Laws, and did not at the time filed (or in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Section 3.7(b) of the Disclosure Letter, no formal or informal inquiries have been received from the SEC regarding the Company's or any Subsidiary's accounting or actuarial practices or any other matter regarding the Company's or any Subsidiary's compliance with the Securities Laws. The financial statements included in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS"), were, and when delivered in accordance with the provisions of Section 6.9, the Post-Signing GAAP Financial Statements (as defined in Section 6.9) will be, prepared from and are (and the Post-Signing GAAP Financial Statements will be) in accordance with, the books and records of the Company and the Subsidiaries. The Company Financial Statements were, and when delivered in accordance with the provisions of Section 6.9, the Post-Signing GAAP Financial Statements will be, prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and fairly present (or, in the case of the Post-Signing GAAP Financial Statement, will fairly present) the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Subsidiaries as of the times and for the periods referred to therein, except that any such Company Financial Statements or Post-Signing Financial Statements that are unaudited, interim financial statements are or will be subject to normal and recurring year-end adjustments. The Company Financial Statements complied, and when delivered in accordance with the provisions of Section 6.9, the Post-Signing GAAP Financial Statements will comply, in all material respects with the published rules and regulations of the SEC with respect thereto.

                  (c) The Company has previously delivered or made available to Parent true and complete copies of the following (the "SAP FINANCIAL STATEMENTS"):

         (i) the Annual Statements for each Insurance Company for each of the years ended December 31, 1999 and 2000, in each case as filed with the departments of insurance in the respective states of domicile of each Insurance Company including all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith;

         (ii) the Quarterly Statements for each Insurance Company for the quarters ended March 31, June 30 and September 30, 2000, including all exhibits, interrogatories, notes and schedules thereto; and

         (iii) the statutory annual statements for each of the years ended December 31, 1999 and 2000 and unaudited quarterly statements for the quarters ended March 31, June 30, and September 30, 2000 of each Insurance Company which were filed in any jurisdiction other than such Insurance Company's jurisdiction of domicile and that differ in material respects from the corresponding Annual Statements and Quarterly Statements for such periods.

                  (d) Except as set forth in Section 3.7(d) of the Disclosure Letter, the SAP Financial Statements were, and when delivered in accordance with the provisions of Section 6.9, the Post-Signing SAP Financial Statements will be, prepared in all material respects in accordance with SAP, applied on a consistent basis. Except as set forth in Section 3.7(d) of the Disclosure Letter, the SAP Financial Statements present fairly in all material respects and, when delivered in accordance with the provisions of Section 6.9, the Post-Signing SAP Financial Statements will present fairly in all material respects, the statutory financial position of the applicable Insurance Company as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of such Insurance Company for and during the respective periods covered thereby in conformity with SAP, applied on a consistent basis.

                  (e) Except as set forth in Section 3.7(e) of the Disclosure Letter, all statutory reserves and other similar amounts with respect to insurance as established or reflected in the SAP Financial Statements of each Insurance Company were determined (and, when delivered in accordance with the provisions of Section 6.9, all statutory reserves and other similar amounts with respect to insurance as reflected or established in the Post-Signing SAP Financial Statements will be determined) in all material respects in accordance with SAP, applied on a consistent basis, and sound actuarial practice, based on actuarial assumptions and methodologies that were (or will be), as of the date of preparation, in compliance in all material respects with, and met (or will meet) in all material respects the requirements of the insurance laws of the respective states of domicile of the Insurance Companies. Except as set forth in
Section 3.7(e) of the Disclosure Letter, each Insurance Company owns assets that qualify as legal reserve assets under insurance laws applicable to such Insurance Company in an amount at least equal to all such reserves.

         SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities or obligations of the Company or the Subsidiaries (including without limitation any Liens) that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP (or, with respect to the Insurance Companies, SAP) other than (a) liabilities and obligations reflected or reserved against in the Annual Report on Form 10-K for the Company for the year ended December 31, 2000 (or, in the case of the Insurance Companies, in the Annual Statements for the year ended December 31,
2000) and not heretofore discharged, (b) policyholder benefits payable or other liabilities or obligations arising after December 31, 2000 in the ordinary course of business consistent with past practice and in amounts consistent with past practice, or (c) liabilities and obligations disclosed in Section 3.8 of the Disclosure Letter.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Section
3.9 of the Disclosure Letter, reflected in the SEC Documents or the SAP Financial Statements or as permitted or contemplated by this Agreement, since the date on which the recapitalization plan pursuant to which the Company emerged from proceedings under Chapter 11 of title 11 of the United States Bankruptcy Code became effective (the "RECAPITALIZATION EFFECTIVE DATE"), neither the Company nor any Subsidiary has (a) experienced any change, event or condition which, individually or in the aggregate, has had or reasonably would be expected to have a Company Material Adverse Effect, (b) conducted its business in any material respect other than in the ordinary course, (c) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (d) other than sales or dispositions of investment assets in the ordinary course of business (i) sold, transferred or otherwise disposed of any of its property or assets or (ii) mortgaged or encumbered any of its property or assets (other than statutory liens arising in the ordinary course of business with respect to payments not yet due), (e) suffered any material casualty losses not covered by insurance,
(f) repurchased any of its capital stock or any capital stock of any of the Subsidiaries, (g) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than ordinary dividends and payments pursuant to certain notes permitted under applicable insurance laws, (h) amended its Certificate of Incorporation or Bylaws (or similar organizational documents) or merged with or into or consolidated with any other Person, (i) split, combined or reclassified its capital stock, (j) issued or sold (or agreed to issue or sell) any of its equity securities or any options, warrants, conversion or other rights to purchase any such securities or any securities convertible into or exchangeable for such securities, or granted, or agreed to grant any such rights, other than sales or issuances pursuant to Company Stock Options outstanding on the date of this Agreement, (k) increased the rates of compensation (including bonuses) payable or to become payable to any of its officers, employees, agents, independent contractors or consultants other than increases made in the ordinary course of business, (l) entered into any new, or amended any existing, employment contracts, severance agreements or consulting contracts or instituted or agreed to institute any increase in benefits or altered its employment practices or the terms and conditions of employment, (m) except as otherwise required by law, changed, in any material respect its underwriting, actuarial or Tax accounting methods, principles or practices, (n) ceased its lead generation activities other than in the ordinary course of business, (o) terminated any material reinsurance or coinsurance contract (including without limitation, any surplus relief or financial reinsurance contract), whether as reinsurer or reinsured, (p) entered into any joint ventures or partnerships of any kind, or (q) entered into any contract or other agreements to do any of the foregoing.

         SECTION 3.10 LITIGATION. Except as set forth in Section 3.10 of the Disclosure Letter, there are no actions, suits, arbitrations, investigations or proceedings ("LITIGATION") pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates before any Governmental Authority or arbitrator involving the Company, any of the Subsidiaries, or any of their respective assets. Except as set forth in Section
3.10 of the Disclosure Letter, neither the Company nor any Subsidiary is in default under any judgment, decree, injunction or order of any Governmental Authority or arbitrator outstanding against it.

         SECTION 3.11 PROPERTY; LIENS AND ENCUMBRANCES.

         (a) Section 3.11(a) of the Disclosure Letter contains a complete and accurate list of all real property owned or leased by either the Company or any Subsidiary as of the date hereof.

         (b) Except as set forth in Section 3.11(b) of the Disclosure Letter, in the Company Financial Statements or in the SAP Financial Statements, all properties and assets owned by either the Company or any Subsidiary (the "OWNED PROPERTIES") or leased by either the Company or any Subsidiary (the "LEASED PROPERTIES") are free and clear of all liens, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, rights of first refusal, defects in title, encroachments (collectively, "LIENS") except
(i) statutory Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) purchase money Liens arising in the ordinary course, (iii) Liens for Taxes not yet delinquent, (iv) Liens reflected in the Company Financial Statements or the SAP Financial Statements (which have not been discharged) and (v) Liens which in the aggregate do not materially detract from the value or, in the case of personal property, materially impair the use by the Company or Subsidiary of the property subject thereto or, in the case of real property, materially impair the present and continued use of such property in the usual and normal conduct of the business of the Company or Subsidiary. The Company and the Subsidiaries have good and indefeasible title to the Owned Properties and good and valid leasehold interests in the Leased Properties and there are no pending or, to the knowledge of the Company, threatened condemnation proceedings affecting any of the Owned Properties or Leased Properties. To the knowledge of the Company, the use, occupancy and condition of each parcel of real property that is an Owned Property or a Leased Property is in compliance in all material respects with all applicable laws.

         SECTION 3.12 CERTAIN AGREEMENTS.

                  (a) Section 3.12(a) of the Disclosure Letter sets forth each written (i) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money; (ii) employment, consulting, compensation or severance agreement with any of its directors, employees or consultants; (iii) agreement, contract or commitment limiting or restraining it from engaging or competing in any business; (iv) lease pursuant to which it leases real property; (v) distribution, dealer, representation, commission or agency agreement, other than agency agreements with insurance agents in the ordinary course of business; (vi) contract or agreement with any of its Affiliates that will continue after Closing (other than between the Company and one or more Subsidiaries); or (vii) any other contract that is material to the businesses of the Company and, in the case of clause (vii), (A) to the extent such contract would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act or
(B) requires annual expenditures of $100,000 or more and has a remaining term of 24 months or more (each of the foregoing a "MATERIAL CONTRACT"). Each Material Contract is in full force and effect and has been complied with in all material respects by the Company and/or the applicable Subsidiary and, to the knowledge of the Company, has been complied with in all material respects by all other parties thereto. Except as set forth in Section 3.12(a) of the Disclosure Letter, no consent is required under any Material Contract in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) Except as disclosed in Section 3.12(b) of the Disclosure Letter, all agency agreements with insurance agents to which either the Company or any Subsidiary is a party are substantially in the form of one or more standard forms thereof previously delivered by the Company to Parent. The Company has delivered to Parent copies of all agency agreements disclosed in
Section 3.12(b) of the Disclosure Letter.

                  (c) Other than employment agreements, Section 3.12(c) of the Disclosure Letter sets forth each written agreement to which the Company or any of its Subsidiaries is a party (A) that is required to be filed with the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act, or (B) that (i) is in effect as of the date of this Agreement, (ii) provides for annual expenditures in excess of $50,000 and (iii) has a remaining term of six months or more.

         SECTION 3.13 EMPLOYEE BENEFIT PLANS.

                  (a) Set forth in Section 3.13(a) of the Disclosure Letter is a complete and accurate list of each (i) employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) employment contract and (iii) bonus, deferred compensation, incentive compensation, performance compensation, stock purchase, stock option, stock appreciation, restricted stock, phantom stock, saving and profit sharing, severance or termination pay (other than statutory or the common law requirements for reasonable notice), health or other medical, salary continuation, cafeteria, dependent care, vacation, sick leave, holiday pay, fringe benefit, reimbursement program, life insurance, disability or other (whether insured or self-insured) insurance, a supplementary unemployment benefit, pension retirement, supplementary retirement, welfare or other employee plan, program, policy or arrangement, whether written or unwritten, formal or informal, for the benefit of the Employees, brokers, agents, or directors of the Company or the Subsidiaries, or leased employees, independent contractors or other Persons performing services for or on behalf of the Company or the Subsidiaries ("BENEFIT PLANS"). None of the Benefit Plans is a multiemployer plan as defined in Section 3(37) of ERISA or is subject to Title IV of ERISA.

                  (b) Except as set forth in Section 3.13(b) of the Disclosure Letter, neither the Company nor any Subsidiary (i) currently maintains, administers or contributes to or, to the knowledge of the Company, has any liability under or with respect to, other than benefits claims in the ordinary course of business any Benefit Plans, or (ii) during the three year period preceding the date of this Agreement maintained, administered or contributed to any Benefit Plans.

                  (c) Except as set forth in Section 3.13(c) of the Disclosure Letter, all Benefit Plans comply in all material respects with, and are, and during the three year period preceding the date of this Agreement have been, operated in all material respects in accordance with, their terms and applicable laws, including ERISA and the Code, and including, but not limited to the requirements of ERISA sections 601 et seq. and 701 et seq. and sections 4980B, 9801 and 9802 of the Code. Except as set forth in Section 3.13(c), no Benefit Plan covers any Person in any jurisdiction outside the United States and, to the knowledge of the Company, none of the Benefit Plans is subject to the law of any jurisdiction outside the United States.

                  (d) True and materially complete copies of each written Benefit Plan and any related trust, insurance or other related funding contract or agreement or administrative services contract or agreement, and a description of any unwritten Benefit Plan, the most recent summary plan descriptions for each Benefit Plan, the most recent annual reports on Form 5500 for each Benefit Plan, including schedules, audited financial statements and actuarial valuation reports, most recent employee manuals, handbooks or personnel policies have been delivered to Parent, and any other filings with respect to any Benefit Plan with any government entity and any opinion or ruling from the United States Internal Revenue Service (the "IRS") or any other government entity with respect to any Benefit Plan, if any, have been made available to Parent.

                  (e) Except as set forth in Section 3.13(e) of the Disclosure Letter, each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code both as to the original plan and as to all restatements or material amendments and the exempt status of each related trust under Section 501(a) of the Code, all of which have been made available to Parent.

                  (f) Neither the Company nor any Subsidiary or any entity required to be aggregated with the Company or any Subsidiary pursuant to Code section 414 or ERISA section 4001(b) ("ERISA AFFILIATE") has incurred or is reasonably expected to incur, either directly or indirectly, any liability (other than for premiums) to the Pension Benefit Guaranty Corporation ("PBGC").

                  (g) Except as disclosed in Section 3.13(g) of the Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened actions, suits, claims, trials, arbitrations, investigations or other proceedings by any Person, including any present or former participant or beneficiary under any Benefit Plan (or any beneficiary of any such participant or beneficiary) involving any Benefit Plan or any rights or benefits under any Benefit Plan other than ordinary and usual claims for benefits by participants or beneficiaries thereunder. There has been no action or failure to act on the part of the Company, its Affiliates, the Subsidiaries, any fiduciary, funding agent or administrator of any of the Benefit Plans that could reasonably be expected to subject the Company, its Affiliates, the Subsidiaries or the fund of any such Benefit Plan to the imposition of any Tax or penalty with respect to any Benefit Plans, whether by way of indemnity or otherwise. Except as set forth in Section 3.13(g) of the Disclosure Letter, all contributions required to have been made or remitted and all expenses required to have been paid by the Company or the Subsidiaries to or under any Benefit Plan under the terms of any such plan, any agreement or any applicable law have been paid within the time prescribed by any such plan, agreement or law. All contributions to or under any Benefit Plan have been currently deductible under the Code when made. No amount, or any asset of any Benefit Plan, is subject to Tax as unrelated business income. Except as set forth in Section 3.13(g) of the Disclosure Letter, no "reportable events" (as defined in ERISA section 4043), "prohibited transactions" (as defined in ERISA section 406), breaches of fiduciary responsibility or "accumulated funding deficiencies" (as defined in ERISA section 302) have occurred with respect to any Benefit Plan for which liability would be incurred by the Company, the Subsidiaries, Parent or the Surviving Corporation.

                  (h) Except as disclosed in Section 3.13(h) of the Disclosure Letter, none of the Company, its Affiliates or any Subsidiary maintains or contributes to any Benefit Plan which provides, or has any liability or obligation to provide, retiree life or medical insurance to Employees or other Persons performing services for or on behalf of the Company or the Subsidiaries (or their beneficiaries) upon and/or after the last day of the calendar month in which such Person's termination of employment or other service occurs, except as may be required by federal, state or local laws, rules or regulations.

                  (i) Except as disclosed in Section 3.13(i) of the Disclosure Letter, none of the Benefit Plans contains any provision which would result in any additional benefits, accelerated vesting and/or accelerated payments or which would subject any employee or other Person to an excise Tax or result in the loss of deductibility under sections 280G or 4999 of the Code as a result of the consummation of the transactions contemplated by this Agreement or the termination of an individual's employment thereafter and for which the Company, the Subsidiaries, Parent or the Surviving Corporation would be liable.

                  (j) Since the effective date of the documents provided in accordance with Section 3.13(d) above, no commitments have been made by the Company, any of its Affiliates, the Subsidiaries to amend any Benefit Plan or to provide increased benefits thereunder.

         SECTION 3.14 TAXES. Except as set forth on Section 3.14 of the Disclosure Letter.

                  (a) all Tax Returns required to be filed by or with respect to the Company and each Subsidiary through the date hereof have been filed, the Company and the Subsidiaries have paid, or there have been paid on their behalf, all Taxes that were shown to be due on such Tax Returns, and all such Tax Returns were complete and accurate in all material respects;

                  (b) the Company and the Subsidiaries have timely paid or will timely pay or properly accrue on their books (or there have been or will be timely paid on their behalf) all Taxes owed by the Company and the Subsidiaries (whether or not shown on any Tax Return) for all taxable periods for which Tax Returns are required to be filed (taking into account any extensions) on or before the Closing Date;

                  (c) the Company and the Subsidiaries have timely paid (or there have been timely paid on their behalf) all required current estimated Tax payments in amounts sufficient to avoid interest charges and underpayment penalties;

                  (d) the Company and the Subsidiaries have given or otherwise made available to Parent correct and complete copies of all Tax Returns, examination reports and statements of deficiencies for periods ending, or transactions consummated, after December 31, 1997;

                  (e) there are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Company or any Subsidiary for any taxable period and no power of attorney is currently in force or has been requested with respect to any matter relating to Taxes that could affect the Company or the Subsidiaries;

                  (f) no claim, action, suit, investigation, audit, or other proceeding by any Governmental Authority is pending or, to the knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or any Subsidiary, no claim for Taxes has been proposed, asserted, or assessed against the Company or any of the Subsidiaries that has not been fully paid or properly accrued on its books, and no claim has been made by any Governmental Authority in a jurisdiction where any the Company or any of the Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

                  (g) there are no Liens for Taxes upon the assets or properties of the Company or any of the Subsidiaries, except for statutory Liens for current Taxes not yet due;

                  (h) neither the Company nor any Subsidiary is or has been a member of any partnership or joint venture (or entity treated similarly for Tax purposes) or the holder of a beneficial interest in any trust, in each case for any taxable period for which the applicable statute of limitations has not expired;

                  (i) neither the Company nor any Subsidiary is a party to any agreement relating to the sharing or allocation of, or indemnification agreement with respect to, Taxes, or any similar contract or arrangement, and neither the Company nor any Subsidiary has made any payment under or pursuant to any such agreement, contract, or arrangement since December 31, 1998;

                  (j) for the taxable period ending on the Closing Date and for all prior taxable periods for which the applicable statute of limitations has not expired, each Insurance Company is (and was) an "insurance company" within the meaning of Treas. Reg. Section 1.801-3(a) (under former Section 801 of the Code), qualifies (and qualified) as a "life insurance company" within the meaning of Section 816(a) of the Code, and is (and was) subject to taxation under Subchapter L of the Code;

                  (k) neither the Company nor any Subsidiary (i) has income that is includable in computing the taxable income of a United States person (as defined in Section 7701 of the Code) under Section 951 of the Code, (ii) is a passive foreign investment company within the meaning of Section 1297 of the Code, (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, or (iv) is or ever has been a "taxable mortgage pool" as defined in Section 7701(i) of the Code;

                  (l) neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code;

                  (m)      no property owned by the Company or any Subsidiary
(i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Return Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code;

                  (n) neither the Company nor any Subsidiary is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) or Section 280G of the Code (or any similar provision of state, local, or foreign law);

                  (o) neither the Company nor any Subsidiary has agreed, or is required to make, any adjustment under Section 446(e), Section 481(a), or
Section 807(f) of the Code or has entered into any closing agreement pursuant to
Section 7121 of the Code or any other agreement with similar Tax purposes;

                  (p) neither the Company nor any Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return, or has any liability for Taxes of any Person under Treas. Reg. Section 1.1502-6, Treas. Reg. Section 1.1502-78 or any similar provision of state, local or foreign law or regulation, as a transferee or successor, by contract or otherwise;

                  (q) the Company and the Subsidiaries have each withheld from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate taxing authority proper and accurate amounts in all respects through all periods in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied in all material respects with all Tax information reporting provisions of all applicable laws;

                  (r) the Company is not a foreign person within the meaning of Section 1445 of the Code;

                  (s) the amount of each of the policyholders surplus account and the shareholders surplus account (as defined in Section 815 of the Code) of each of the Insurance Companies as of December 31, 2000 is accurately set forth in Section 3.14(s) of the Disclosure Letter, and the amount of the policyholders surplus account and the shareholders surplus account of each of the Insurance Companies as of the Closing Date will not be less than each such respective amount;

                  (t)      [Intentionally Omitted]

                  (u)      [Intentionally Omitted];

                  (v)      [Intentionally Omitted];

                  (w) the Tax treatment under the Code of all insurance or annuity policies, plans or contracts; all financial products, employee benefit plans (other than the Benefit Plans), individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, if any, issued or sold by any of the Insurance Companies on or before the Closing Date is and at all times has been in all material respects the same as or more favorable to the purchaser, policyholder or intended beneficiaries thereof than the Tax treatment under the Code for which such policies, plans or contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code which do not affect such policies, plans or contracts due to the effective date thereof. Each hardware, software and firmware product used by each Insurance Company to maintain the qualification of such policies, plans, products or contracts for the Tax treatment under the Code for which such policies, plans, products or contracts qualified or purported to qualify at the time of their issuance or purchase is and at all relevant times has been properly designed and implemented to maintain such qualification. For purposes of this paragraph, the provisions of the Code relating to the Tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 101, 104, 105, 106, 125, 130, 264, 401, 403, 404,
408, 408A, 412, 415, 419, 419A, 457, 501, 505, 817, 818, 1035, 7702, 7702A and
7702B. Each Insurance Company is and at all times has been the owner for federal income Tax purposes of the assets in any segregated asset account underlying or supporting each variable annuity contract and each variable insurance policy;

                  (x) any life insurance contract issued by either Insurance Company (whether developed or administered or reinsured with any unrelated party) which is a modified endowment contract under Section 7702A of the Code (each, a "MEC") has been marketed as such at all relevant times or the policyholder otherwise has consented to such MEC status;

                  (y) each reserve item with respect to the Insurance Companies set forth in the 1999 Tax Returns including the Insurance Companies was determined correctly in accordance with the requirements of Sections 807, 811 and 846 of the Code (or other applicable Code provisions), and has been consistently and correctly applied with respect to the filing of all Tax Returns including the Insurance Companies for all taxable years for which the applicable statute of limitations has not expired, will be consistently and correctly applied with respect to the Insurance Companies in the 2000 Tax Returns including the Insurance Companies when such Tax Returns are filed, and will be consistently and correctly applied with respect to the Insurance Companies in the respective 2001Tax Returns including the Insurance Companies for the period from January 1, 2001 through the Closing Date, when such Tax Returns are filed;

                  (z) all annuity contracts issued by either Insurance Company (whether developed or administered by or reinsured with any unrelated party) that are provided under or connected with a plan described in Section 401(a), 403(a) or 403(b) of the Code or that are individual retirement annuities or provided under individual retirement accounts or annuities, satisfy the federal income Tax laws applicable to such annuity contracts;

                  (aa) there are no currently pending or, to the knowledge of the Company, threatened federal, state, provincial, local or foreign audits or other administrative or judicial proceedings with regard to the Tax treatment of any policy, contract, product or plan sold, issued or administered by either Insurance Company or any Subsidiary (whether developed by or reinsured with any unrelated third party);

                  (bb) neither the Company nor any Subsidiary is a party to any hold harmless, sharing, allocation or indemnification agreement with respect to the Tax qualification or treatment of any policy, contract, product or plan sold, issued or administered by any insurance company (whether developed by or reinsured with any unrelated third party);

                  (cc) the Company and each of the Subsidiaries is a calendar-year taxpayer for federal income Tax purposes;

                  (dd) Section 3.14(dd) of the Disclosure Letter sets forth a description prepared by the Company of (i) the Tax bases of the assets of the Company and each Subsidiary, and (ii) the amount of unused net operating losses, net capital losses and Tax credits of the Company and each Subsidiary, in each case as of December 31, 2000 (the "TAX ATTRIBUTES"). The information on such schedule was accurate in all material respects of as December 31, 2000. Such bases and Tax Attributes would be affected by income and deductions and transactions occurring in the ordinary course of business between December 31, 2000 and the Closing Date;

                  (ee) there is no claim, audit, action, suit, proceeding, investigation or limitation now pending or threatened against, with respect to or in limitation of the Tax Attributes, including without limitation any limitations under Sections 382, 383 and 384 of the Code or other provisions of the Code or applicable law (other than limitations incurred in connection with the transactions contemplated hereby); and

                  (ff) neither the Company nor any Subsidiary is or has been doing business in, is or has been engaged in a trade or business in, or has business in force in any jurisdiction in which it has not filed all required Tax Returns.

         SECTION 3.15 COMPLIANCE WITH APPLICABLE LAW; PERMITS; POLICIES.

                  (a) The businesses of the Company and the Subsidiaries are being conducted in compliance with all applicable provisions of any federal, state, provincial, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to them, except as set forth in Section 3.15(a) of the Disclosure Letter and except for such noncompliance as has not had and would not reasonably be expected to have a Company Material Adverse Effect. Without in any way limiting the foregoing, the Company and the Subsidiaries are in compliance in all material respects with the Securities Laws and state securities laws to the extent that such Securities Laws apply to their operations.

                  (b) The Company and each Subsidiary owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments that are required for its business and operations, except for those the failure of which to have has not had and would not reasonably be expected to have a Company Material Adverse Effect (the "REQUIRED PERMITS"). All Required Permits relating to insurance are set forth in Schedule T of each of the Insurance Companies' Annual Statements for the year ended December 31, 2000, and all other Required Permits are listed in Section 3.15(b) of the Disclosure Letter. The Required Permits are valid and in full force and effect and, except as disclosed in Section 3.15(b) of the Disclosure Letter, neither the Company nor any Subsidiary has received any notice of any inquiry or proceeding that could reasonably be expected to result in the suspension, revocation or material limitation of any such permit; and to the knowledge of the Company, there is no reasonable basis for any such suspension, revocation or limitation. None of the Company, the Insurance Companies or the Subsidiaries is currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding nor, other than as described in Section 3.15(b) of the Disclosure Letter, are any of the Company, the Insurance Companies or any Subsidiary operating under any formal or informal agreement or understanding with the licensing authority of any State which restricts its authority to do business or requires it to take, or refrain from taking, any action.

                  (c) Except as disclosed in Section 3.15(c) of the Disclosure Letter, all forms of insurance policies and riders thereto currently issued by either Insurance Company are, to the extent required under applicable laws, on forms approved by applicable insurance regulatory authorities of the jurisdictions in which issued or have been filed with and not objected to by such insurance regulatory authorities within the period provided for such objection and any premium rates with respect to such policies or riders required to be filed with or approved by such applicable insurance regulatory authorities have been so filed or approved and premiums charged conform thereto. No material deficiencies have been asserted by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved to the satisfaction of such Governmental Authority.

                  (d) Except as set forth in Section 3.15(d) of the Disclosure Letter, each Insurance Company (exclusive of their independent agents) and, to the knowledge of the Company, their respective independent agents, have marketed, sold and issued products of such Insurance Company in compliance in all material respects with all laws applicable to the business of such Insurance Company in the respective jurisdictions in which such products have been sold, including but not limited to laws regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions. For purposes of this
Section 3.15(d), "advertisement" means any material designed to create public interest in life and health insurance policies, annuity contracts or in an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract, and (ii) "replacement transaction" means a transaction in which a new life or health insurance policy or annuity contract is to be purchased by a prospective insured and the proposing producer should know that one or more existing life or health insurance policies or annuity contracts is to be lapsed, forfeited, surrendered, reduced in value or pledged as collateral. Except as set forth in Section 3.15(d) of the Disclosure Letter, neither the Company nor any Insurance Company has received notice (written or oral) or is otherwise aware of any review or investigation by any Governmental Authority of any marketing conduct and/or selling practices of the Insurance Companies or their independent agents, other than periodic market conduct examinations arising in the ordinary course of business and insurance regulatory or attorney general inquiries in connection with which no material issues have been raised that have not been resolved to the satisfaction of the relevant insurance authorities or attorneys general, as the case may be.

                  (e) Except as set forth in Section 3.15(e) of the Disclosure Letter, no agent of any of the Insurance Companies has made any written claim for damages (or, to the knowledge of the Company, threatened to make any such claim) against any of the Insurance Companies for any compensation or other amounts (the "AGENT COMPENSATION") other than sales commissions and advances in the ordinary course of business.

                  (f) The Company has previously delivered or made available to Parent true and complete copies of the reports (or the most recent draft thereof, to the extent any final report is not available) reflecting the results of the two most recent financial examinations of any of the Insurance Companies issued by any insurance regulator, and there has been no market conduct examination of any of the Insurance Companies by any insurance regulator during the two years prior to the date of this Agreement.

                  (g) Except as set forth in Section 3.15(g) of the Disclosure Letter, no insurance policy gives the holder thereof the right to receive dividends, distributions or other benefits based on the earnings or revenues of either Insurance Company.

                  (h) The Insurance Companies have (i) timely paid all material state guaranty association assessments that are due, or claimed or asserted by any insurance regulatory authority to be due, from such Insurance Companies, or (ii) provided for all such material assessments in their statutory financial statements, filed with the appropriate insurance regulatory authority, to the extent necessary to be in conformity in all material respects with SAP for such statements.

                  (i) Except as set forth in Section 3.15(i) of the Disclosure Letter, the December 31, 2000 SAP Financial Statements contain a list of all material funds maintained in a state of licensure by either Insurance Company under any applicable insurance law (each a "DEPOSIT"), including, without limitation, any Deposit the beneficial interest of which may have been transferred in connection with a Reinsurance Agreement, the dollar amount of each such Deposit and the name of the depository in which such Deposit is maintained.

         SECTION 3.16 OPINION OF FINANCIAL ADVISOR. Dresdner Kleinwort Wasserstein, Inc., financial advisor to the Company, has rendered to the Company Board an opinion (the "FAIRNESS OPINION"), dated the date hereof, as to the fairness, from a financial point of view, to the holders of the Company Common Stock, other than Parent and its Affiliates, of the Offer Price and Merger Consideration to be received in the Offer and the Merger by such holders.

         SECTION 3.17 PROPRIETARY RIGHTS. Except as disclosed in Section 3.17(a) of the Disclosure Letter, the Company and each Subsidiary owns or possesses the right to use all material trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights and trade names ("INTELLECTUAL PROPERTY") and all material computer software, programs and similar systems that are used by it in the conduct of its business. Each agreement pursuant to which either the Company or any Subsidiary licenses such Intellectual Property or material computer software, programs or similar systems is in full force and effect in accordance with its terms. Neither the Company nor any Subsidiary has received any notice of any conflict with or violation or infringement of or any claimed conflict with or violation or infringement of (which, in any such case, remains substantially unresolved), any asserted rights of any other Person with respect to any such Intellectual Property or computer software, programs, or similar systems. Neither the Company nor any Subsidiary is in conflict with or in violation or infringement of any asserted rights of any other Person with respect to any such Intellectual Property or computer software, programs, or similar systems, except to the extent that any such conflict, violation or infringement does not have, or would not be reasonably expected to have, a Company Material Adverse Effect.

         SECTION 3.18 INSURANCE. Section 3.18 of the Disclosure Letter summarizes the amount and scope of the insurance currently in force insuring the assets of the Company and the Subsidiaries and their respective operations and properties against loss or liability. All insurance policies pursuant to which any such insurance is provided are in full force and effect. No notice of cancellation or termination of any such insurance policy has been given to the Company or any Subsidiary and all premiums required to be paid in connection with such insurance policies have been paid in full.

         SECTION 3.19 ENVIRONMENTAL MATTERS. Except as disclosed on Section 3.19 of the Disclosure Letter:

                  (a) the operations of the Company and the Subsidiaries and the real property currently owned, leased or operated by the Company or any Subsidiary are in compliance and, during the period of the ownership or tenancy of the Company or Subsidiary have been in compliance, with all applicable Environmental Laws, except for such noncompliance as would not be expected to have a Company Material Adverse Effect;

                  (b) no judicial or administrative proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, pursuant to any applicable Environmental Laws, except for judicial or administrative proceedings or investigations that would not reasonably be expected to have a Company Material Adverse Effect; and

                  (c) no condition exists on any real property currently (or to the knowledge of the Company, formerly) owned, operated or leased by the Company or any Subsidiary arising out of or resulting from any Release of any Hazardous Material that could reasonably be expected to result in the Company or any Subsidiary incurring any liability under Environmental Laws that would have a Company Material Adverse Effect and no such property is listed or has been proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information System (CERCLIS).

                  (d) To the Company's knowledge, there have been no environmental investigations, audits, assessments or other analyses conducted by or on behalf of the Company or any Subsidiary relating to any real property currently or formerly owned or leased by the Company or any Subsidiary.

         SECTION 3.20 [INTENTIONALLY LEFT BLANK].

         SECTION 3.21 CLAIMS FOR INDEMNIFICATION. Section 3.21 of the Disclosure Letter contains (a) a description of any claims made by the Company or any Subsidiary, or contemplated to be made by the Company or an Subsidiary, for indemnification or reimbursement of amounts with respect to assets or subsidiaries previously owned by or acquired by the Company or any Subsidiary, and (b) a description of any claims made, or to the knowledge of the Company contemplated, against the Company or any Subsidiary for indemnification or reimbursement of amounts with respect to assets or subsidiaries previously owned by or acquired by the Company or any Subsidiary.

         SECTION 3.22 INSURANCE AND REINSURANCE.

                  (a) Section 3.22(a) of the Disclosure Letter is a true and complete description of each material contract providing for reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification of insurance liabilities to which any Insurance Company is a party which is currently in effect (the "REINSURANCE AGREEMENTS").

                  (b) Except as required by law or as disclosed in Section 3.22(b) of the Disclosure Letter, all amounts payable as of the date of this Agreement by either Insurance Company under any Reinsurance Agreement and, to the knowledge of the Company, all amounts payable as of the date of this Agreement by any other Person that is a party to any Reinsurance Agreement have been paid in accordance with the terms of the contracts under which they arose except, in each case, for immaterial non-payments or discrepancies that would not adversely affect any of the rights of either Insurance Company under any such Reinsurance Agreement. Except as disclosed in Section 3.22(b) of the Disclosure Letter, to the knowledge of the Company, no reinsurer (other than the Insurance Companies) that is a party to any of the Reinsurance Agreements has a valid defense to payment of its material obligations under such Reinsurance Agreements or is in default in any material respect under any Reinsurance Agreement and the Company is not aware of any impairment of the financial condition of any such other party to the extent that a default thereunder could reasonably be anticipated. Each Reinsurance Agreement is in compliance in all material respects with applicable insurance laws and regulations regarding life and health reinsurance agreements. The Insurance Companies have not entered into any transaction or series of transactions that are required to be recorded as financial reinsurance pursuant to SAP or GAAP.

                  (c) As of the date hereof, the A.M. Best rating presently held by either of the Insurance Companies has not been reduced since January 1, 2001, and other than as set forth in Section 3.22(c) of the Disclosure Letter, neither Insurance Company has, as of the date hereof, received any notice from A.M. Best of any intended downgrading.

         SECTION 3.23 LABOR MATTERS.

                  (a) Neither the Company nor any Subsidiary is a party to any labor or collective bargaining agreement.

                  (b) No Employees are represented by any labor organization that is certified to represent such employees under the National Labor Relations Act or other applicable law. No labor organization or group of Employees has made a pending demand for recognition, certification, successor rights or a related employer declaration, and there are no representation, certification, successor rights or related employer proceedings or petitions or applications for certification seeking a representation proceeding presently pending or to the knowledge of the Company threatened to be brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the knowledge of the Company, there are no organizing activities involving the Company or any Subsidiary pending with any labor organization or group of Employees.

                  (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened against or involving the Company or any Subsidiary, to the extent applicable to the Employees.

                  (d) Except as set forth in Section 3.23(d) of the Disclosure Letter, each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders applicable to the Company or Subsidiary or the Employees or other Persons providing services to or on behalf of the Company or Subsidiary, as the case may be, relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, employment standards, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, other than such noncompliance as has not had and would not be reasonably expected to have a Company Material Adverse Effect.

                  (e) Subsequent to January 1, 2001, There has occurred no "mass layoff," "plant closing" or similar event as defined by WARN with respect to the Company or any Subsidiary; provided, that no representation is made as to actions taken by Parent in connection with or after the Closing.

                  (f) Except as set forth in Section 3.23(f) of the Disclosure Letter, as of the date hereof, there are no pending or, to the knowledge of the Company, threatened complaints, charges or claims against the Company or any Subsidiary brought or filed with any Governmental Authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by the Company or any Subsidiary or, relating to the Employees or other Persons providing services to or on behalf of the Company or any Subsidiary.

         SECTION 3.24 AFFILIATE TRANSACTIONS. The SEC Documents and filings required by the Insurance Companies with any insurance regulatory authority set forth, as of the date hereof, all contracts, agreements, obligations, commitments and liabilities between the Company or any Subsidiary, on the one hand, and any of the Company's Affiliates (other than the Subsidiaries), on the other hand, that are required to be disclosed by the Company therein pursuant to
Item 404 of Regulation S-K or any such insurance regulatory authority, as applicable. All such transactions which were required to have been identified or reported to or approved by the applicable departments of insurance have been identified, reported and/or approved.

         SECTION 3.25 BONUSES. Except as set forth in Section 3.25 of the Disclosure Letter, no current or former officer, director, employee or agent of the Company or any Subsidiary, or any other Person, is a party to or beneficiary of any contract or other agreement pursuant to which such Person shall receive or is entitled to receive any retention or other transaction bonus or other payment (a "TRANSACTION BONUS") from either the Company or any Subsidiary in connection with the transactions contemplated hereby.

         SECTION 3.26 [INTENTIONALLY LEFT BLANK].

         SECTION 3.27 BROKERS' FEES AND COMMISSIONS. Except for Dresdner Kleinwort Wasserstein, Inc. pursuant to the letter agreement previously delivered to Parent, none of the

Company, the Subsidiaries or their respective directors, officers, employees or agents has employed any investment banker, brokers or finders in connection with the transactions contemplated hereby.

         SECTION 3.28 BROKER DEALER MATTERS. Neither the Company nor any Subsidiary is, or is required to be, registered as a broker dealer or investment advisor with the SEC, the National Association of Securities Dealers, Inc., or any other federal or state regulatory or self-regulatory body.

         SECTION 3.29 SEPARATE ACCOUNTS. Except as otherwise would not have, individually or in the aggregate, a Company Material Adverse Effect, each separate account maintained by an Insurance Company (collectively, the "SEPARATE ACCOUNTS") is duly and validly established and maintained under the laws of its state of formation and is either excluded from the definition of an investment company pursuant to Section 3(c)(11) of the Investment Company Act or is duly registered as an investment company under the Investment Company Act. Except as otherwise would not have, individually or in the aggregate, a Company Material Adverse Effect, each Separate Account, if registered, is operated in compliance with the Investment Company Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted. Except as otherwise would not have, individually or in the aggregate, a Company Material Adverse Effect, the insurance policies or annuity contracts under which the Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and any such registration statement is currently in effect to the extent necessary to allow the appropriate Insurance Company to receive contributions under such policies or contracts.

         SECTION 3.30 TAKEOVER STATUTES. The Company has taken all action required to be taken in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including without limitation Section 203 of the DGCL or any antitakeover provision in the Company's Certificate of Incorporation or Bylaws.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrants to the Company as follows:

         SECTION 4.1 ORGANIZATION, QUALIFICATIONS AND OPERATIONS . Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Parent is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed will not affect Parent's ability to consummate the transactions contemplated by this Agreement (a "PARENT MATERIAL ADVERSE EFFECT").

         SECTION 4.2 AUTHORIZATION. Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, the performance by Parent of its respective obligations hereunder, and the consummation by Parent of the transactions contemplated hereby, have been duly authorized. No other corporate action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 4.3 NO VIOLATION. Subject to the receipt by Parent of the Parent Approvals identified in Section 4.4 below, neither the execution and delivery by Parent of this Agreement, the performance by Parent of the obligations hereunder and thereunder nor the consummation by Parent of the transactions contemplated hereby and thereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent, (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Parent is a party or by which any of its assets is bound or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Parent or any of its assets, except in each case as would not have a Parent Material Adverse Effect.

         SECTION 4.4 CONSENTS AND APPROVALS. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for Parent to enter into this Agreement or for the consummation by Parent of the transactions contemplated by this Agreement other than consents and approvals of or filings or registrations with (a) the DOJ pursuant to the HSR Act, (b) the insurance department of the State of Texas, and (c) any state insurance department pursuant to any preacquisition notification statutes (collectively, the "PARENT APPROVALS").

         SECTION 4.5 BROKERS. Neither Parent nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

         SECTION 4.6 SUFFICIENT FUNDS. Parent has or will have at Closing sufficient surplus and funds available (through existing credit arrangements or otherwise) to pay the Aggregate Merger Consideration and to pay all fees and expenses related to the transactions contemplated by this Agreement.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Parent and Purchaser represent and warrant to the Company as follows:

         SECTION 5.1 ORGANIZATION, QUALIFICATIONS AND OPERATIONS . Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Purchaser is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 5.2 CAPITAL STRUCTURE. The authorized capital stock of Purchaser consists of 1,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and owned of record and beneficially by Parent, free and clear of all Liens. All outstanding shares of capital stock of Purchaser are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Purchaser has no outstanding options, warrants, subscriptions or other rights, agreements or commitments that obligates it to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Purchaser.

         SECTION 5.3 AUTHORIZATION. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its respective obligations hereunder, and the consummation by Purchaser of the transactions contemplated hereby, have been duly authorized by the board of directors and sole stockholder of Purchaser. No other corporate action on the part of Purchaser is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 5.4 NO VIOLATION. Subject to the receipt by Purchaser of the Purchaser Approvals identified in Section 5.5 below, neither the execution and delivery by Purchaser of this Agreement, the performance by Purchaser of the obligations hereunder and thereunder nor the consummation by Purchaser of the transactions contemplated hereby and thereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser, (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Purchaser is a party or by which any of its assets is bound or



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

(c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Purchaser or any of its assets, except in each case as would not have a Parent Material Adverse Effect.

         SECTION 5.5 CONSENTS AND APPROVALS. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for Purchaser to enter into this Agreement or for the consummation by Purchaser of the transactions contemplated by this Agreement other than consents and approvals of or filings or registrations with (a) the DOJ pursuant to the HSR Act, (b) the insurance department of the State of Texas, and (c) any state insurance department pursuant to any preacquisition notification statutes (collectively, the "PURCHASER APPROVALS"). As of the date of this Agreement, Purchaser has received all necessary stockholder approval relating to this Agreement and the Merger under the DGCL and any other applicable law.

         SECTION 5.6 BROKERS. Neither Purchaser nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

         SECTION 5.7 NO PRIOR ACTIVITIES. Except for this Agreement, Purchaser
(i) was recently formed, (ii) has not entered into any agreements or arrangements with any person and (iii) is not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Purchaser has not engaged, directly or indirectly, in any business activities of any type or kind.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 PREPARATION OF PROXY STATEMENT.

                  (a) If approval of the Company's stockholders is required by the DGCL or other applicable law to consummate the Merger, promptly following the consummation of the Offer, the Company shall prepare and file with the SEC a preliminary proxy statement (such proxy statement, together with any amendments thereto, the "PROXY STATEMENT") relating to approval and adoption of this Agreement by the holders of the Shares(the "COMPANY STOCKHOLDERS"). The Company shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC, put in definitive form and mailed to the Company Stockholders (if such stockholder approval is required) as promptly as reasonably practicable following consummation of the Offer. The Company shall, as promptly as practicable after the receipt thereof, provide to Parent copies of any written comments and advise Parent of any oral comments, with respect to the Proxy Statement received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing with the SEC and will provide Parent a copy of all such filings with the SEC.

                  (b) The Company agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the

Proxy Statement will not, at the time the Proxy Statement is mailed to the Company Stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in the Proxy Statement supplied by Parent specifically for inclusion or incorporation by reference therein as to which the Company assumes no responsibility.

                  (c) Parent agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is mailed to the Company Stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading.

         SECTION 6.2 COMPANY STOCKHOLDER APPROVAL.

                  (a) If required by the DGCL or other applicable law in order to consummate the Merger, the Company agrees that it will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of the Company Stockholders (the "COMPANY STOCKHOLDER MEETING") to submit to the Company Stockholders this Agreement, together (subject to Section 6.5(c) below) with the affirmative recommendation of the Company Board regarding this Agreement and the Merger. If required by the DGCL or other applicable law in order to consummate the Merger, the Company will use its commercially reasonable efforts to hold the Company Stockholder Meeting and obtain the approval and adoption of this Agreement by the Company Stockholders(the "COMPANY STOCKHOLDER APPROVAL") as soon as practicable after the consummation of the Offer and, so long as the recommendation of the Company Board has not been withdrawn or modified in accordance with Section 6.5(c), to obtain the favorable votes of the Company Stockholders.

                  (b) Except as may otherwise be permitted by Section 6.5(c), in the Proxy Statement the Company Board shall: (i) express their opinion to the Company Stockholders that this Agreement and the Merger are in the best interests of the Company and the Company Stockholders and should be adopted and approved; and (ii) recommend to the Company Stockholders that they vote in favor of the approval and adoption of this Agreement.

                  (c) Each of Parent and Purchaser agrees to (and Parent shall cause Purchaser to) vote in favor of the approval and adoption of this Agreement all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any other subsidiary of Parent.

                  (d) Notwithstanding the foregoing, in the event that Parent, Purchaser and/or any other Affiliate of Parent shall acquire at least ninety percent (90%) of the Shares pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders, in accordance with Section 253 of the DGCL.

         SECTION 6.3 ACCESS TO INFORMATION; CONFIDENTIALITY. Between the date hereof and the Closing Date, the Company shall, and shall cause the Subsidiaries to, give to Parent and its counsel, accountants and other authorized representatives and agents, all reasonable access, during regular business hours and upon reasonable advance notice, to any and all of their respective premises, properties, contracts, books and records, and will cause their respective officers and employees to furnish to Parent and its representatives, except where prohibited by law, any and all data and information pertaining, directly or indirectly, to the Company or the Subsidiaries that Parent shall from time to time reasonably request, and shall permit Parent and its representatives to make extracts and copies thereof. During such period, the Company shall furnish promptly to Parent (i) each written report on examination of financial condition or market conduct (whether in draft or final form) of any of the Insurance Companies issued by any applicable Governmental Authority, (ii) all material filings with state insurance regulators made by either Insurance Company under the insurance holding company statutes of its domiciliary state, (iii) all material correspondence or communications with state insurance regulatory authorities concerning the companies, including without limitation such items relating to rehabilitation, insolvency, liquidation, supervision, or other comparable state proceedings, (iv) all filings made by the Company or any Subsidiary with the SEC, the National Association of Securities Dealers, Inc., or other Governmental Authority under the Securities Laws or any applicable state law, and (v) all other information and documents concerning the business, properties and personnel of the Subsidiaries as Parent may reasonably request. The Company shall, and shall cause the Insurance Companies to, consult with Parent with respect to any written or oral communication concerning, in whole or in part, the transactions contemplated by this Agreement and directed to any state insurance department or other Governmental Authority, any rating agency, any agent or other producer, or any policyholder, and, to the extent reasonably practicable and unless otherwise prohibited by applicable law, shall permit a representative of Parent to attend any meetings (telephonic or otherwise, but excluding Company Board or committee meetings) with any such parties at which the transactions contemplated by this Agreement are reasonably likely to be discussed; provided, however, that the Company shall be deemed to have satisfied the foregoing provisions of this sentence with respect to the Company's or the Insurance Companies' discussions, in the ordinary course of business, with agents and other producers and with policyholders if such discussions follow a script or other plan of communication mutually agreed-upon by the Company and Parent; and provided, further, that the Company shall be deemed to have satisfied the foregoing provisions of this sentence with respect to the responses of senior employees of the Company or the Insurance Companies to unsolicited inquiries by agents, producers or policyholders if such responses are conceptually consistent with the mutually agreed-upon plan of communication. Except as required by law or the rules of regulations of Nasdaq or any national stock exchange, each of Parent and the Company agree that, until the earlier of
(i) two years from the date of this Agreement and (ii) the Effective Time, each of Parent, the Company, and their respective subsidiaries will not, and Parent and the Company will cause their respective directors, officers, partners, employees, agents, accountants, counsel, financial advisors and other representatives and affiliates

(collectively, "REPRESENTATIVES") not to, disclose any nonpublic information obtained from Parent or the Company, as the case may be, to any other person, in whole or in part, other than to its Representatives in connection with an evaluation of the transactions contemplated by this Agreement, and each of Parent, the Company and their respective subsidiaries will not, and Parent and the Company will cause their respective Representatives not to, use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer, Producer, officer or employee of the other.

         SECTION 6.4 PUBLIC ANNOUNCEMENTS. The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that each party will give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

         SECTION 6.5 ACQUISITION PROPOSALS.

                  (a) From and after the date hereof, without the prior written consent of Parent, the Company shall not, and shall not authorize or permit any of the Subsidiaries to, and shall direct and use its best efforts to cause the Financial Advisor and its and the Subsidiaries' other Representatives not to, (i) directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal or (ii) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal. The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by it or its Representatives with respect to the foregoing. Notwithstanding the foregoing and anything to the contrary contained in this Section 6.5 or in any other provision of this Agreement, the Company and the Company Board may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with or furnish information to any third party making an unsolicited Acquisition Proposal (a "POTENTIAL ACQUIROR") or approve an unsolicited Acquisition Proposal if the Company Board or any special committee thereof determines, after consultation with its financial advisor, that such Potential Acquiror has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal, and the Company Board determines in good faith (A) after consultation with such financial advisor, that such third party has submitted to the Company an Acquisition Proposal which is a Superior Proposal, and (B) after consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would be inconsistent with the Board's fiduciary duties under applicable law. The Company agrees that any non-public information furnished to a Potential Acquiror will be pursuant to a confidentiality agreement containing customary confidentiality and standstill provisions. In the event that the Company shall determine to provide any information as described above, or shall receive any Acquisition Proposal, it shall promptly inform Parent in writing as to the fact that information is to be provided and shall furnish Parent the identity of the recipient of such information and/or the Potential Acquiror and the material terms of such Acquisition Proposal. The Company will inform Parent promptly of any material changes or amendment to the essential terms of any such Acquisition Proposal. The Company expressly agrees and acknowledges that (i) nothing contained in this Section 6.5 shall in any way be construed to be an authorization by Parent of the acceptance of any Superior Proposal, it being understood that Parent expressly disclaims any implication that Parent may be deemed to have consented to the acceptance of a Superior Proposal by virtue of the provisions of this Section 6.5 and (ii) the sole purpose of this Section 6.5 is to permit the termination of this Agreement by the Company in accordance with Section 9.1(b)(vi) in the event the conditions set forth in this Section 6.5 are satisfied.

                  (b) Subject to Section 6.5(c) below, neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board or committee thereof of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

                  (c) Notwithstanding Section 6.5(b) above, the Company Board (or any committee thereof) may withdraw or modify its approval or recommendation of this Agreement or the Merger, and approve or recommend an Acquisition Proposal in the event that (i) the Company Stockholder Approval has not yet been obtained, and (ii) the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is a Superior Proposal, and that, after consultation with outside legal counsel, the failure to take such action would be inconsistent with the Company Board's or any such committee's fiduciary duties under applicable law; provided, however, that prior to any such withdrawal or modification of the approval or recommendation by the Company Board (or any committee thereof) of this Agreement or the Merger, and approval or recommendation of any Superior Proposal, the Company shall (A) notify Parent in writing that it intends to enter into an agreement relating to a Superior Proposal (which notice shall include the most recent draft of such agreement),
(B) during the five business days following the Company's notice, the Company shall have offered Parent the opportunity to make such adjustments to the terms and conditions of its offer such that any Acquisition Proposal is no longer a Superior Proposal, and (C) the Company Board (or committee thereof) shall have concluded, after termination of the five-day period, that the Acquisition Proposal giving rise to the Company's obligations to provide notice hereunder continues to be a Superior Proposal. The Company may not terminate this Agreement under Section 9.1(b)(vi) in connection with a Superior Proposal unless contemporaneously therewith the Company pays to Parent in immediately available funds the Termination Amount pursuant to Section 9.2 below. The Company agrees that it will not enter into a binding agreement relating to a Superior Proposal until at least the sixth business day after it has provided the notice to Parent described above. The Company further agrees that it shall notify Parent promptly if the Company has changed its intention with respect to entering into the agreement identified in the notice provided hereunder, whether as a result of Parent modifying its offer or otherwise.

         SECTION 6.6 CONSENTS, APPROVALS AND FILINGS. Parent and the Company will as promptly as practicable (but in no event more than 15 days after the date of this Agreement) make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, including, without limitation, those required under the HSR Act, applicable state insurance laws, and the Securities Laws in order to facilitate the prompt consummation of the Offer and Merger and the other transactions contemplated by this Agreement. In addition, Parent and the Company will each use their respective commercially reasonable efforts, and will cooperate fully and in good faith with each other, (a) to comply as promptly as practicable with all governmental requirements applicable to the Offer and Merger and the other transactions contemplated by this Agreement, and (b) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Offer and Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company shall use their respective commercially reasonable efforts to promptly provide such information and communications to Governmental Authorities as such Governmental Authorities may reasonably request. Each of the parties hereto shall provide to the other parties copies of all applications in advance of filing or submission of such applications to Governmental Authorities in connection with this Agreement and shall make such revisions thereto as reasonably requested by each other party hereto. Each of the parties hereto shall provide to the other parties the opportunity to participate in all meetings and material conversations with Governmental Authorities with respect to the matters contemplated by this Agreement.

         SECTION 6.7 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification at least as favorable as those contained in the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof, and none of such provisions shall be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who, as of the date hereof, are directors or officers of the Company or any of its subsidiaries in respect of actions or omissions occurring after the Recapitalization Effective Date, but prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                  (b) In addition to the agreements set forth in Section 6.7(a) above, from and after the Effective Time, Parent and the Surviving Corporation, jointly and severally shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time after the Recapitalization Effective Date, or who becomes prior to the Effective Time, an officer or director of the Company or any of the Subsidiaries (and each such person's heirs, executors and administrators) (each an "INDEMNIFIED PARTY" and collectively the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the written consent of Parent or the Surviving Corporation (which shall not be unreasonably withheld or delayed), amounts paid in settlement, including the advancement of expenses relating thereto, arising out of threatened, pending or completed actions, suits or other proceedings, whether civil, criminal, administrative or investigative or other type whatsoever, occurring after the Recapitalization Effective Date that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of such party. In furtherance of the foregoing, Parent agrees that, in the event it shall transfer or otherwise dispose of a significant amount of its assets, it shall purchase and maintain in full force and effect claims-made directors' and officers' insurance and indemnification policies ("D&O INSURANCE") for a period ending no earlier than the date that is six years following the Effective Date and in coverage amounts at least as much and on other terms and conditions comparable to the D&O Insurance policies maintained by the Company as of the date of this Agreement.

                  (c) In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay or cause the Surviving Corporation to pay, the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL and upon receipt of any affirmation and undertaking required by the DGCL, (ii) Parent will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and the Surviving Corporation's Certificate of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                  (d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Parent, the Surviving Corporation, and the Company.

         SECTION 6.8 [INTENTIONALLY LEFT BLANK].

         SECTION 6.9 POST-SIGNING FINANCIAL STATEMENTS. Not later than two business days after the filing thereof with the applicable regulatory authorities, the Company shall deliver, or shall cause to be delivered, to Parent true and complete copies of all financial statements filed by the Company with the SEC, by the Insurance Companies with applicable state regulators, or by any other Subsidiary with an applicable regulatory body, including all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith (the "POST-SIGNING GAAP FINANCIAL STATEMENTS" or the "POST-SIGNING SAP FINANCIAL STATEMENTS," as applicable, and collectively, the "POST-SIGNING FINANCIAL STATEMENTS"). In addition, the Company shall, as promptly as practicable, provide to Parent all internally prepared management reports and all other financial data and other information relating to the Company and the Subsidiaries reasonably requested by Parent, provided, however, the Company shall not be required to provide the foregoing if prohibited by the provisions of the HSR Act or any other laws.

         SECTION 6.10 EMPLOYEE MATTERS. From and after the date of this Agreement, the Company shall and, following the Effective Time, Parent will cause the Surviving Corporation to, honor the obligations of the Company or any of the Subsidiaries under the provisions of all Benefit Plans and all employment, consulting, termination, severance, change of control and indemnification agreements between and among the Company or any of the Subsidiaries and any current or former officer, director, consultant or employee of the Company or any of the Subsidiaries. The Company shall not amend, modify or terminate any such Benefit Plans or agreements if any Shares shall have been purchased in the Offer without the consent of the Continuing Directors if the consummation of the Offer would not have the same legal effect thereunder as the Merger.

         SECTION 6.11 REPAYMENT OF INDEBTEDNESS. At the Closing, Parent will repay in full all of the senior indebtedness of the Company and the Subsidiaries.

         SECTION 6.12 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger, each of Parent and the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

         SECTION 6.13 NOTICE, EFFORTS TO REMEDY. Each party hereto shall promptly give written notice to the other parties hereto upon becoming aware of the occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained in this Agreement and shall use commercially reasonable efforts to prevent or promptly remedy the same. The Company shall promptly notify Parent of any change, in each case on a consolidated basis, in the normal course of the Company's or the Subsidiaries' businesses or in the operation of its or their properties having a Company Material Adverse Effect and of the receipt by the Company or any Subsidiary of notice of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the receipt by the Company or any Subsidiary of a notice of the institution or the threat of litigation involving the Company or any Subsidiary which, individually or in the aggregate, would have a Company Material Adverse Effect. Parent shall promptly notify the Company of any change on a consolidated basis in the normal course of Parent's business or in the operation of its properties having a Parent Material Adverse Effect, and of the receipt by Parent of notice of any governmental complaints, investigations or hearings (or communications indicting that the same may be contemplated) or the receipt by Parent of a notice of the institution or the threat of litigation involving Parent which, individually or in the aggregate, would have a Parent Material Adverse Effect. Notwithstanding anything in this Section 6.13 to the contrary, the authority to manage the Company and its Subsidiaries at all times shall remain with the management of the Company, and management of the Company and the Subsidiaries shall not consult with employees and representatives of Parent on any matter if such consultation would violate the provisions of the HSR Act or any other laws.

                                  ARTICLE VII

                              COVENANTS RELATING TO
                       CONDUCT OF BUSINESS PRIOR TO MERGER

         SECTION 7.1 CONDUCT OF BUSINESSES OF THE COMPANY. Except as expressly contemplated by this Agreement, as set forth in Section 7.1 of the Disclosure Letter or with the prior written consent of Parent (not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Closing or termination of this Agreement, the Company will, and will cause each Subsidiary to, conduct its business and operations according to its ordinary and usual course of business and will use all reasonable efforts consistent therewith to preserve intact and, as applicable, maintain in good repair its properties, assets and business organizations, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with policyholders, agents and regulators, in each case in the ordinary course of business. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement and as set forth in Section 7.1 of the Disclosure Letter or with the prior written consent of Parent (not to be unreasonably withheld or delayed), prior to the Closing, the Company will not, and will not permit any Subsidiary to:

                  (a) propose or adopt any amendment to its Certificate of Incorporation or Bylaws (or similar organizational documents);

                  (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person;

                  (c) (i) adopt any new Benefit Plan (including any stock option, stock benefit or stock purchase plan) or amend any existing Benefit Plan in any material respect, (ii) increase in any manner the rate or terms of compensation of any of its directors, officers, agents or employees or enter into any employment, severance or collective bargaining agreement other than (A) normal, annual pay increases of employees or (B) increases in compensation to agents in connection with new products, (iii) hire any new employee to serve as an officer or member of senior management of the Company or any Subsidiary, or
(iv) renew or enter into consulting or similar services agreements with a term that extends beyond the Effective Time;

                  (d) enter into any agreement with any officer, director, employee, general agent or sales agent of either the Company or any Subsidiary pursuant to which such Persons will be entitled to receive from either the Company or any Subsidiary any Transaction Bonus;

                  (e) (i) sell, transfer or otherwise dispose of any of its property or assets other than immaterial sales or other dispositions of assets or (ii) mortgage or encumber any of its property or assets;

                  (f) except in the ordinary course consistent with past practices, sell, transfer or otherwise dispose of any securities in the Insurance Companies' investment portfolios;

                  (g) enter into or terminate any other material agreements, commitments or contracts;

                  (h) (i) split, combine or reclassify the Company Common Stock, (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company Common Stock; (iii) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, the Company Common Stock or any of its capital stock, or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                  (i) enter into any agreement or commitment (other than an insurance policy issued in the normal course of business) (A) having a duration of 12 months or more, or (B) involving an aggregate capital expenditure or commitment exceeding (x) $100,000 individually, or (y) collectively with all other such agreements, $500,000;

                  (j) take any action that would intentionally result in a breach of the representations and warranties contained in Article III of this Agreement;

                  (k) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                  (l) change any of the Tax or financial accounting methods or practices used by it unless required by SAP, GAAP or applicable law, make or terminate any Tax election, or take any Tax Return position inconsistent with past practices;

                  (m) other than insurance benefit claims in the ordinary course, settle or compromise any claim (including arbitration) or litigation, which after insurance reimbursement involves an amount in excess of $250,000 or otherwise is material to the Company and its Subsidiaries taken as a whole;

                  (n) file any amended Tax Return or settle or compromise any claim relating to Taxes in excess of $50,000;

                  (o) except in accordance with any arrangement or agreement described in Section 3.24 of the Disclosure Letter, make any payment, loan or advance of any amount to or in respect of, or engage in the sale, transfer or lease of any of its property or assets to, or enter into any contract with, any Affiliate;

                  (p) amend the terms of or terminate any (i) Material Contracts or Reinsurance Agreements (other than an extension of the terms, or termination in accordance with the scheduled termination, of such Material Contract or Reinsurance Agreements expressly required by their terms) or (ii) contracts, agreements or arrangements with any Affiliate to cause any change in the cost, services being provided, or term of any such agreements, other than as specifically contemplated by this Agreement;

                  (q) enter into or renew (other than a renewal of such contract expressly required by the terms of such contract) any contract that would be considered a Material Contract or Reinsurance Agreement (including any contracts, agreements or arrangements with any Affiliates);

                  (r) engage in any transaction with any Affiliate, except to the extent provided in this Agreement; provided, however, that the Company and the Subsidiaries may perform their obligations under any agreement with any Affiliate identified in Section 3.24 of the Disclosure Letter and may renew any such agreement upon the expiration thereof on terms no less favorable to the Company or Subsidiary than those existing in the original agreement; or

                  (s)      agree to take any of the foregoing actions.

         SECTION 7.2 MANAGEMENT OF THE SUBSIDIARIES AND THE INSURANCE COMPANIES. The Company shall, from the date of this Agreement through the Closing Date, cause management of the Subsidiaries generally, and the Insurance Companies specifically, to consult on a periodic basis and in good faith with the employees and representatives of Parent concerning the management of their respective businesses, including without limitation the policies and practices of the Subsidiaries and/or the Insurance Companies with respect to (i) the ceding or assumption of reinsurance or the termination or modification of existing Reinsurance Agreements, (ii) significant underwriting, actuarial, Tax or accounting issues (including matters related to Tax audits or the establishment, review and modification of insurance and other reserves), (iii) significant matters relating to the conditions, forms and pricing of new kinds of policies and (iv) significant matters relating to the agency force, product distribution, commissions and similar matters; provided, however, that the authority to manage the Insurance Companies and the Subsidiaries at all times shall remain with the management of the Company, and that management of the Company and the Subsidiaries shall not consult with employees and representatives of Parent on any matter if such consultation would violate the provisions of the HSR Act or any other laws.

         SECTION 7.3 OTHER ACTIONS. Subject to Section 6.5, neither Parent nor the Company shall, and neither of them shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VIII not being satisfied.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Company Stockholder Approval. If required by the DGCL or other applicable law, the Company Stockholder Approval with respect to this Agreement shall have been obtained.

                  (b) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the Merger shall be obtained from any Governmental Authority whose consent, approval, permission or authorization is required, whether in accordance with currently effective law or by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a Company Material Adverse Effect. No such consent, approval, permission or authorization shall contain a materially adverse prohibition, limitation, condition or restriction imposed by the Governmental Authority.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                  (d) No Injunctions or Restraints. No action, suit or proceeding shall have been instituted and be continuing by any Governmental Authority to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or materially limiting or restricting Parent's conduct or operation of the business of the Surviving Corporation after the Merger shall have been issued.

                  (e) Purchase of Shares. Purchaser shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to the obligations of Parent or Purchaser if, in breach of this Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer.

         SECTION 8.2 CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent and Purchaser to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties of the Company. The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied (i) unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Company Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company (or, following the Effective Time, the Surviving Corporation) and its Subsidiaries, considered as a whole, or (ii) to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the insurance industry generally. The Company shall have delivered to Parent and Purchaser a certificate dated as of the Closing Date, signed by a senior executive officer of the Company, to the effect set forth in this Section 8.2(a).

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Purchaser shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

                  (c) No Material Adverse Change. There shall not have occurred any change in the business of the Company and its subsidiaries since the date of this Agreement that could reasonably be expected to have a Company Material Adverse Effect.

         SECTION 8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY The obligations of the Company to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties of Parent and Purchaser. The representations and warranties of Parent and Purchaser contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied (i) unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Parent Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of Parent and its subsidiaries, considered as a whole, or (ii) to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the insurance industry generally. Parent and Purchaser shall each have delivered to the Company a certificate dated as of the Closing Date, signed by a senior executive officer of Parent and Purchaser, to the effect set forth in this Section 8.3(a).

                  (b) Performance of Obligations of Parent and Purchaser. Each of Parent and Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Purchaser by a senior executive officer to such effect.

         SECTION 8.4 EXCEPTIONS. The conditions set forth in Section 8.2 and 8.3 hereof shall cease to be conditions to the obligations of the parties hereunder if the Purchaser shall have accepted for payment and paid for any Shares validly tendered pursuant to the Offer.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 TERMINATION. This Agreement may be terminated and the Merger abandoned as follows:

                  (a) at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company Stockholders by mutual written consent of Parent, Purchaser and the Company; provided, that following the purchase of any Shares by Purchaser in the Offer, the consent of the Company shall require the approval of a majority of the Continuing Directors; or

                  (b) at any time prior to the Effective Time, so long as Purchaser shall not have purchased any Shares in the Offer:

         (i) by Parent and Purchaser, if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A, Purchaser shall have failed to commence the Offer within ten (10) days following the date of the initial public announcement of the Offer or if Purchaser shall have terminated the Offer, in each case in accordance with the provisions of Annex A; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to Parent and Purchaser if either of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed in any respect to the failure to commence or termination of the Offer.

         (ii) by Parent or the Company if the Merger shall not have been consummated on or before November 1, 2001 (the "FINAL DATE"), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

         (iii) by Parent or the Company if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (iv) by Parent or the Company in the event of a breach by any other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 8.2(a) through (c) or Section 8.3(a) through (b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "MATERIAL BREACH"), provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

         (v) by Parent if the Company shall have breached the requirements of Section 6.5 hereof, unless Parent shall at such time be in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or

         (vi) by the Company if a third party shall have made an Acquisition Proposal that is a Superior Proposal and the Company is prepared to promptly execute a definitive agreement with such third party in respect of such Superior Proposal.

         SECTION 9.2 EFFECT OF TERMINATION.

                  (a) In the event that Parent or the Company terminates this Agreement as provided in Section 9.1(a), 9.1(b)(i) (due to the failure of the condition set forth in paragraphs (a) or (b) of Annex A), 9.1(b)(ii), or 9.1(b)(iii), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the last sentence of Section 6.3 and Sections 3.27, 4.5, 5.6, 9.2, 11.1, 12.2 and 12.8.

                  (b) In the event that this Agreement is terminated by Parent pursuant to Section 9.1(b)(i) (but only if due to a failure of the condition set forth in paragraph (c) of Annex A) or by Parent or the Company pursuant to Section 9.1(b)(iv), any non-breaching party may seek damages or any other appropriate remedy in law or in equity.

                  (c) In the event that this Agreement is terminated by Parent pursuant to Section 9.1(b)(i) (but only if due to a failure of the condition set forth in paragraph (e) of Annex A) or 9.1 (b)(v), or by the Company pursuant to Section 9.1(b)(vi), the Company shall pay Parent an amount equal to $6,000,000 (such sum being the "TERMINATION AMOUNT"). The Termination Amount shall be paid immediately upon the termination of this Agreement. This Agreement shall not be deemed to have been validly terminated until all payments contemplated by this Section 9.2(c) shall have been made in full.

         SECTION 9.3 AMENDMENT. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after any Shares have been purchased in the Offer, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company Stockholders hereunder without the approval of such stockholders; provided, further, that after any Shares have been purchased in the Offer, this agreement may not be modified or amended without the consent of a majority of the Continuing Directors.

         SECTION 9.4 EXTENSION; CONSENT; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 9.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 9.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION, CONSENT OR WAIVER. A termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.3 or an extension, consent or waiver pursuant to Section 9.4 shall, in order to be effective, require in the case of Parent, Purchaser or the Company, action by its board of directors or a duly authorized committee of its board of directors and, in the case of the Company in the event that any Shares have been purchased in the Offer, consent of a majority of the Continuing Directors.

                                   ARTICLE X

                             SURVIVAL OF PROVISIONS

         SECTION 10.1 SURVIVAL. The representations and warranties of Parent, Purchaser and the Company made in this Agreement, or in any certificate, respectively, delivered by any of them pursuant to this Agreement, will not survive the Closing.

                                   ARTICLE XI

                                     NOTICES

         SECTION 11.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

                           If to Parent or Purchaser, to:

                           Swiss Re Life & Health America Holding Company 969 High Ridge Road
                           Stamford, Connecticut 06905
                           Attention: Chris C. Stroup
                           Facsimile: (203) 321-3180
                           Attention: W. Weldon Wilson
                           Facsimile: (203) 968-0920

                           with copies to:

                           Sutherland Asbill Brennan LLP
                           1275 Pennsylvania Ave., N.W.
                           Washington, D.C.  20004
                           Attention:  David A. Massey
                           Facsimile:  (202) 637-3593

                           If to the Company, to:

                           Southwestern Life Holdings, Inc.
                           717 North Harwood Street
                           Dallas, Texas  5201
                           Attention:  James L. Young
                           Facsimile:  (214) 954-7717
                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201-6950
                           Attention:  Mary R. Korby
                           Facsimile:  (214) 746-7777

                           and

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  Thomas A. Roberts
                           Facsimile:  (212) 310-8007


All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article XI will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                  ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1 ENTIRE AGREEMENT. Except for the documents executed by Parent, Purchaser and the Company pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         SECTION 12.2 EXPENSES. Except as provided in Section 9.2, whether or not the Merger is consummated, each of Parent, Purchaser, and the Company will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. In the event of any lawsuit or other judicial proceeding brought by either party to enforce any of the provisions of this Agreement, the losing party in such proceeding shall reimburse the prevailing party's fees and expenses incurred in connection therewith, including the reasonable fees and expenses of its attorneys.

         SECTION 12.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 12.4 NO THIRD PARTY BENEFICIARY. Except for Section 6.7, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         SECTION 12.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 12.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         SECTION 12.7 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (g) the term "or" is not exclusive.

         SECTION 12.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Parent, Purchaser or the Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         SECTION 12.9 NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, shareholder, incorporator or partner, as such, of Parent, Purchaser, the Company or the Surviving Corporation shall have any liability for any obligations of the parties hereto under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

         SECTION 12.10 PARENT GUARANTEE. Parent fully and unconditionally guarantees Purchaser's obligations under this Agreement, including without limitation, Purchaser's obligation to accept and purchase Shares in the Offer and any other payment required to be made by Purchaser or the Surviving Corporation hereunder.


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and deliver by the duly authorized officers of Parent, Purchaser and the Company effective as of the date first written above.

                                 SWISS RE LIFE & HEALTH AMERICA HOLDING COMPANY



                                 By:      /s/ Jacques E. Dubois
                                     -------------------------------------------
                                 Name:             Jacques E. Dubois
                                       -----------------------------------------
                                 Title:   Chairman & Chief Executive Officer
                                        ----------------------------------------



                                 SW HOLDINGS INC.



                                 By:      /s/ Chris C. Stroup
                                     -------------------------------------------
                                 Name:             Chris C. Stroup
                                       -----------------------------------------
                                 Title:            President
                                        ----------------------------------------



                                 SOUTHWESTERN LIFE HOLDINGS, INC.



                                 By:      /s/ Bernard Rapoport
                                     -------------------------------------------
                                 Name:    Bernard Rapoport
                                       -----------------------------------------
                                 Title:   President, Chief Executive Officer and
                                        ----------------------------------------
                                           Chairman of the Board
                                           -------------------------------------

                                   ANNEX A

                           CONDITIONS TO THE OFFER


                  Notwithstanding any other provision of the Offer, subject to the provisions of this Agreement, Parent and the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer and not accept for payment any tendered Shares if (i) any applicable waiting period under the HSR Act has not expired or been terminated prior to the expiration of the Offer, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of this Agreement and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following shall exist:

                  (a) Parent and Purchaser shall not have obtained any consents, approvals, permits and authorizations to the consummation of the Merger from any Governmental Authority whose consent, approval, permission or authorization is required, whether in accordance with currently effective law or by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a Company Material Adverse Effect;

                  (b) An action, suit or proceeding shall have been instituted and be continuing by any Governmental Authority to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement; or any temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or any other legal or regulatory restraint or prohibition preventing the consummation of the Offer or Merger or materially limiting or restricting Parent's conduct or operation of the business of the Surviving Corporation after the Merger shall have been issued;

                  (c) the Company shall have breached or failed to perform or comply with, in all material respects, any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it as of the date of consummation of the Offer;

                  (d) the Merger Agreement shall have been terminated in accordance with its terms;

                  (e) the Board of Directors of the Company shall have withdrawn or modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have recommended an Acquisition Proposal or shall have executed a definitive agreement relating to an Acquisition Proposal with a person or entity other than Parent, the Purchaser or their affiliates; or

                  (f) a requisite number of directors of the Company have not tendered their resignation effective upon purchase of Shares in the Offer sufficient to enable Parent to designate members to the Board of Directors of the Company in accordance with Section 2.3 of this Agreement.

                  The foregoing conditions are for the sole benefit of the Purchaser and Parent and, subject to this Agreement, may be asserted by either of them or may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any such rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.






                                       2